                                                                   EXHIBIT 10.20

                            SUB-SUBLEASE AGREEMENT

    THIS AGREEMENT is made this day of 19th day of August, 1998, by and between The Profit Recovery Group International 1, Inc., a Georgia corporation with its principal place of business at 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339-8426 (hereinafter called "PRG") and Manhattan Associates, Inc., a Georgia corporation with its principal place of business at 2300 Windy Ridge Parkway, Suite 700 North, Atlanta, Georgia 30339 (hereinafter called "Manhattan").

                                  WITNESSETH:

    WHEREAS, pursuant to a Lease, dated July 31, 1987, as subsequently amended on November 10, 1987, April 30, 1988, August 4, 1989, October 10, 1989, November 7, 1989, December 1, 1989 and March 12, 1990 (herein collectively called the "Prime Lease" and attached as Exhibit "A"), International Business Machine Corporation, a New York corporation (hereinafter called the "Prime Sublessor") leased from Wildwood Associates, a Georgia general partnership (hereinafter called the "Prime Lessor") certain portions of the building known as 2300 Windy Ridge Parkway, Wildwood Office Park, Atlanta Georgia (the "Building"), including but not limited to the third (3rd) floor thereof; and

    WHEREAS, pursuant to a Sublease, dated October 29, 1993, (herein called the "Prime Sublease" and attached as Exhibit "B"), PRG's predecessor in interest sublet from the Prime Sublessor the third (3rd) floor of the Building; and

    WHEREAS, PRG desires to Sub-Sublease to Manhattan and Manhattan desires to SubSublease from PRG the third (3rd) floor consisting of approximately 23,776 rentable square feet (the "Premises").

    NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, PRG and Manhattan stipulate, covenant and agree as follows:

1.  PREMISES

    PRG does hereby Sub-Sublease to Manhattan a portion of the Building consisting of approximately 23,776 square feet of rentable area on the third
(3rd) floor of the North Tower thereof (the "Premises") as outlined in red and crosshatched on Exhibit "C" attached hereto and made a part hereof.

2.  DELIVERY OF PREMISES

    On or before September 15, 1998, PRG shall make available to Manhattan that portion of the Premises consisting of approximately 7,998 square feet of rentable area as identified on Exhibit "C". On or before March 1, 1999, PRG shall make available to Manhattan the remaining portion of the Premises.

3.  TERM

    The term shall commence on the date of delivery specified in Section 4 hereof, and except as provided herein, shall expire on December 30, 2002.

4.  USES

    The Premises shall be used for office space in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached to the Prime Lease, as same may have been modified or amended by virtue of the Prime Sublease. Manhattan covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and as hereafter promulgated by Prime Lessor. Prime Lessor shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem.

5.  RENT

    Commencing on the date the Premises, or the applicable portion thereof, shall be delivered to Manhattan, Manhattan shall pay to PRG Annual Base Rent equal to (a) $20.76 per rentable square foot for portions of the Premises which it occupies, plus (b) $20.76 per rentable square foot for its pro-rata portion of the "common area" described in Paragraph 7, and computed by multiplying the Annual Base Rent by a fraction, the numerator of which shall be the number of rentable square feet of the Premises occupied by Manhattan, and the denominator of which shall be the number of square feet of the Premises occupied by Manhattan plus the number of square feet of the Premises occupied by PRG (exclusive of any portion of the Premises designated as "common area").

    In addition to Annual Base Rent, Manhattan shall pay Additional Rental as described in Paragraph 6, (collectively the "Rent") provided for hereunder in advance on the first day of every month during the Term. Rent shall be a prorated rate for fractions of a month if this Sub-Sublease commences or expires (as the case may be) for any reason on any day other than the first or last day of the calendar month, respectively. Manhattan shall make payment of Rent to PRG, at the address specified the preamble of this Agreement and directed to the attention of the Controller.

6.  ADDITIONAL RENTAL

    (a) In addition to Annual Rent, Manhattan shall pay as Additional Rental its pro-rata share of increases in operating expenses over and above $6.50 per rentable square foot of the Premises, as defined in Article 3.04 of the Prime Lease. PRG shall furnish Manhattan with a true copy of the statement of operating expenses delivered by Prime Lessor to PRG pursuant to the Prime Lease and the Prime Sublease. Manhattan shall reimburse PRG within twenty (20) days after the operating expense statement is furnished to Manhattan.

    For purposes of this Sub-Sublease, Manhattan shall pay Additional Rent on the Premises and its pro-rata portion of the "common area" described in Paragraph 7 hereof. Manhattan's share of said "common area" shall be equal to a fraction having as its numerator the number of rentable square feet of the Premises actually occupied by Manhattan, and as its denominator, the number of square feet of the Premises occupied by Manhattan plus the number of square feet of the Premises occupied by PRG; both the numerator and denominator shall exclude any portion of the Premises designated as "common area."

    (b) In addition to the foregoing, if Manhattan shall procure any services from the Building beyond the Building standard services specified in the Prime Lease, (such as alterations or after-hour air-conditioning) Manhattan shall pay for same at the rates charged therefor by the Prime Lessor and shall make such payment to PRG or Prime Lessor, as PRG shall direct.

     (c) Any Additional Rent or other sums payable by Manhattan under this Paragraph 6 shall be considered rent and collectible by PRG as such. If PRG shall receive any refund from either the Prime Sublessor or the Prime Lessor, Manhattan shall be entitled to the return of so much thereof as shall be attributable to prior payments by Manhattan.

7.   PREPARATION FOR OCCUPANCY

     Prior to delivery of the first portion of the Premises, as described in Paragraph 2, PRG shall arrange for the construction of certain demising walls, corridors and doorways, as are indicated on Exhibit "C" to create a "common area" within the Premises, consisting of approximately 1,491 rentable square feet and identified on Exhibit "C". The cost of such construction shall be evenly divided by PRG and Manhattan, and Manhattan shall reimburse PRG for its share of such construction costs within thirty (30) days of an invoice therefor.

     Manhattan shall at its sole expense, perform or cause to be performed, such construction of the Premises as it desires; provided, however, that prior to the commencement of construction, Manhattan shall obtain the written consent of PRG, the Prime Sublessor and the Prime Lessor, as same may be required under the Prime Lease or the Prime Sublease, which consent shall not be unreasonably withheld or delayed by PRG, to Manhattan's construction plans.

8.   INCORPORATION OF PRIME LEASE

     (a) This Sublease is subject to all of the terms of the Prime Lease and the Prime Sublease with the same force and effect as if fully set forth herein at length, excepting only those provisions specified herein. All of the terms with which PRG is bound to comply under the Prime Lease or the Prime Sublease shall, to the extent they apply to the Premises and except as otherwise provided herein, be binding upon Manhattan, and all of the obligations of Prime Lessor set forth in the Prime Lease shall and all of the obligations of IBM set forth in the Prime Sublease, to the extent only that they apply to the Premises and except as otherwise provided herein, inure to the benefit of Manhattan. It is the intention of the parties that, except as otherwise provided in this Sub-Sublease, the relationship between PRG and Manhattan shall be governed by the language of the various articles of the Prime Lease and the Prime Sublease as if they were typed out in this Sub-Sublease in full, and the words "Lessor" "Lessee" and "Prime Lease" as used in the Prime Lease, and the words "Sublessor" "Sublessee" and "Sublease", shall read, respectively "PRG" "Manhattan" and "Sub-Sublease".

     (b) For the purpose of this Sub-Sublease, the following provisions of the Prime Sublease are hereby deleted in their entirety:

          Sections 4, 12, and 15 of the Sublease dated October 29, 1993; Sections 1, 2, 3, 4, 5, 11 and 12 of Exhibit "B" to the Sublease dated October 29, 1993; and all provisions of the First Sublease Amendment dated as of February 12, 1996.

9.   PARKING

     PRG shall provide Manhattan with a total of seven (7) of PRG's reserved parking spaces, in the area designated for reserved parking by the Prime Lessor, and as subject to change by the Prime Lessor. Subject to the rights of the Prime Lessor or Prime Sublessor, PRG shall have the sole authority to designate which of its reserved parking spaces shall be provided to Manhattan hereunder. Two (2) reserved parking spaces shall be provided to Manhattan upon commencement of its occupancy of the first portion of the Premises, and the remaining five (5) spaces shall be made available to Manhattan on or before March 1, 1999.

10.  QUIET ENJOYMENT

     (a) PRG covenants and agrees with Manhattan that upon Manhattan paying the Rent and Additional Rent reserved in this Sub-Sublease and observing and performing all of the other obligations, terms, covenants and conditions of this Sub-Sublease on Manhattan's part to be observed and performed, Manhattan may peaceably and quietly enjoy the Premises and Common Building Facilities (in common with other tenants) during the Term; provided, however, that this Sub-Sublease shall automatically terminate upon termination of either the Prime Lease or the Prime Sublease, and Manhattan shall have no claim against PRG unless such termination was caused by the default of PRG in the performance of those material obligations (under either the Prime Lease or the Prime Sublease) which have not been assumed by Manhattan hereunder. PRG will indemnify and hold harmless Manhattan from and defend Manhattan against all claims, liabilities losses and damages that Manhattan may incur by reason of, resulting from or arising out of any such termination of the Prime Lease or the Prime Sublease due to PRG's default thereunder. PRG covenants and agrees that (i) PRG will not enter into a consensual agreement with the Prime Lessor under the Prime Lease or with the Prime Sublessor under the Prime Sublease to terminate either the Prime Lease or the Prime Sublease, as the case may be, (ii) PRG will not terminate this Sub-Sublease as it pertains to the Premises unless PRG is entitled to do so under the Sublease or under this Sub-Sublease or by the condemnation and casualty provisions of this Sublease.

     (b) Manhattan covenants and agrees that Manhattan shall not do or suffer or permit anything to be done (within its reasonable and direct control) which would constitute a default under the Prime Lease or the Prime Sublease, or would cause the Prime Lease or the Prime Sublease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Prime Lessor under the Prime Lease or the Prime Sublessor under the Prime Sublease, Manhattan will indemnify and hold harmless PRG from and defend PRG against all claims, liabilities, losses and damages of any kind whatsoever that PRG may incur by reason of, resulting from or arising out of the cancellation, termination or forfeiture of the Prime Lease or the Prime Sublease, which is caused by any act or omission of Manhattan.

11.  NOTICES

     Any notice, demand, or request under this Sublease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided and delivered by hand or by nationally recognized overnight courier service to the addressee set forth in the preamble of this Agreement with all notices to PRG being directed to the attention of Clinton McKellar, Jr., Esq. and all notices to Manhattan being directed to the attention its President. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. Address for notice may be changed by either party by giving 30 days written notice to the current address of record.

     PRG agrees to provide, in a timely manner, copies of any notices it receives from the Prime Lessor or the Prime Sublessor with respect to the Premises.

12.  ASSIGNMENT AND SUBLETTING

     Except as permitted by Paragraph 9 of the Prime Sublease, Manhattan shall not assign, mortgage, transfer, pledge or encumber its interest in this Sub-Sublease, in whole or in part, or sublet or permit the subletting of the Premises, or permit the Premises or any part thereof to be occupied or used by any person or entity other than Manhattan, without in each case having first obtained the written consent of (a) PRG, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) the Prime Sublessor. Failure of any party to obtain the consent of the Prime Lessor shall in each case constitute a reasonable and conclusive basis for withholding consent.

13.  PRIME LESSOR'S RESPONSIBILITIES

     Notwithstanding anything to the contrary contained in this Sub-Sublease, Manhattan agrees and acknowledges that it will look solely to the Prime Lessor, and to neither PRG nor Prime Sublessor, to furnish all services and to perform all obligations of Prime Lessor pursuant to the Prime Lease. PRG shall not be liable to Manhattan or be deemed in default hereunder for failure of Prime Lessor to furnish such services or perform such obligations. If Prime Lessor shall fail to perform any of its obligations under the Prime Lease, Manhattan may, at its option, enforce performance thereof if and to the extent authorized by the Prime Lease, and PRG shall cooperate with Manhattan in such enforcement.

14.  DESTRUCTION AND EMINENT DOMAIN

     Article 10.01, titled "Damage or Destruction," and Article 12, titled "Condemnation," of the Prime Lease are modified to provide that if by operation of either of these two Articles the Prime Lease is not terminated and continues in full force and effect, this Sub-Sublease shall not be terminated but shall also continue in full force and effect, except that until the Premises are restored in accordance with these two Articles there shall be a proportionate abatement of Annual Rental and payable hereunder to the extent of damage to the Premises; provided, however, that such abatement shall in no event exceed the abatement granted to PRG under the Prime Sublease for the Premises and, provided further, that no compensation or claim or reduction will be allowed or paid by PRG by reason of inconvenience, annoyance or injury to Manhattan's business arising from the necessity of affecting repairs to the Premises or any portion of the Building, whether such repairs are required by operation of these two Articles or any other provision of the Prime Lease. Notwithstanding the foregoing, if the Premises cannot be restored within ninety (90) days after damage, destruction or condemnation (in the reasonable opinion of the Prime Lessor's architect), then Manhattan may elect to terminate this Sublease by written notice (to PRG) given within thirty (30) days after PRG's receipt of Sublessor's estimate of the time required to restore the Premises.

15.  INSURANCE

     (a) Manhattan shall maintain comprehensive general liability insurance covering the legal liability of Manhattan and PRG against all claims for any bodily injury or death of persons and for damage to or destruction to property occurring on, in or about the Premises and arising out of the use or occupation of the Premises by Manhattan in the minimum amount of $5,000,000.00 in connection with any single occurrence of bodily injury or death and $500,000.00 in connection with claims for property damage. Such policy shall provide that it may not be canceled or materially changed without at least thirty-(30) days prior written notice to each name insured. PRG shall be named as an additional insured on the insurance policies required of Manhattan under this Sub-Sublease.

     (b) PRG and Manhattan shall each have included in all policies of commercial property insurance and other insurance (required under the Prime Lease, the Prime Sublease or this SubSublease) obtained by them covering the Premises, the Building and the contents therein, a waiver by the insurer of all right or subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, PRG and Manhattan each waives all right to recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Sublease by the party seeking recovery.

16.  BROKERAGE

     Each party represents and warrants to the other that no broker, agent, or other person has represented such party in the negotiations for and procurement of this Sub-Sublease and that except as may be set forth herein, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, or other person as a result of any act or agreement of such party. Each party through which such a claim arises agrees to indemnify and hold the other harmless from all loss, liability, damage, claim, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred as a result of a breach of the representations and warranties contained in the immediately preceding sentence.

17.  BINDING AND ENTIRE AGREEMENT

     This Sub-Sublease shall be binding on PRG and Manhattan, and each of its respective legal representatives, successors and permitted assigns. This Sub-Sublease contains the entire agreement of the parties with respect to the subject matter herein and may not be modified except by instrument in writing, which is signed by both parties.



                           [Signatures on Next Page]

18.  CONSENT OF PRIME SUBLESSOR

     In accordance with Section 9 of the Prime Sublease, it is understood and agreed that this Sub-Sublease shall not become effective unless and until PRG has obtained and delivered to Manhattan the written consent of Prime Sublessor to the subletting herein on or before the Commencement Date.

     IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this Sub-Sublease as of the day and year first above written.

WITNESS:                           MANHATTAN ASSOCIATES, INC.

__________________________         By: /s/ Michael J. Casey
                                      ---------------------------------
                                   Title: Chief Financial Officer
[CORPORATE SEAL]



WITNESS:                           THE PROFIT RECOVERY GROUP
                                   INTERNATIONAL 1, INC.

__________________________         By: /s/ Dall E. Ells, Jr.
                                      ---------------------------------
                                   Title: Senior  VP & CFO
[CORPORATE SEAL]

                                  EXHIBIT "A"

________________________________________________________________________________

________________________________________________________________________________


                                     LEASE



                              WILDWOOD ASSOCIATES


                                    LANDLORD



                                      AND



                  INTERNATIONAL BUSINESS MACHINES CORPORATION


                                     TENANT



Dated: As of July 31, 1987

________________________________________________________________________________

________________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE ONE - LEASE OF PREMISES..........................................    3

ARTICLE TWO - TERM.......................................................    4

     Section 2.01      Initial Term of this Lease........................    5
     Section 2.02      Extended Terms....................................    5
     Section 2.03      Term of this Lease................................    6

ARTICLE THREE - RENT AND ADDITIONAL RENT.................................    6

     Section 3.01      Annual Rent.......................................    6
     Section 3.02      Extended Rent.....................................    7
     Section 3.03      Additional Rental.................................    7
     Section 3.04      Operating Expenses................................    7
     Section 3.05      Real Estate Taxes.................................   13
     Section 3.06      Taxes Payable by Tenant...........................   14
     Section 3.07      Tax Contest.......................................   15
     Section 3.08      Tenant's Share....................................   15

ARTICLE FOUR - PREPARATION FOR OCCUPANCY TERM
               COMMENCEMENT DATE.........................................   16

     Section 4.01      Construction......................................   16
     Section 4.02      Rental Commencement Date..........................   16
     Section 4.03      Punch List Items..................................   18
     Section 4.04      Excusable Delays..................................   18
     Section 4.05      Tenant's Rights...................................   19
     Section 4.06      Tenant Allowance..................................   19

ARTICLE FIVE - LANDLORD'S TITLE AND ALLOWABLE USE........................   19

     Section 5.01      Landlord's Covenant Regarding
                       Title and Use.....................................   19
     Section 5.02      Landlord's Covenant Regarding
                       Lawsuits..........................................   20

ARTICLE SIX - SERVICES...................................................   20

     Section 6.01      Services Provided by Landlord.....................   20
     Section 6.02      Security to Leased Premises.......................   23
     Section 6.03      Landlord's Default -
                       Tenant's Remedies.................................   23

ARTICLE SEVEN - TENANT'S PARKING.........................................    23

     Section 7.01      Tenant's Parking..................................    23

ARTICLE EIGHT - USE......................................................    24

ARTICLE NINE - REPAIRS AND MAINTENANCE...................................    25

     Section 9.01      Landlord's Repairs................................    25
     Section 9.02      Tenant's Repairs..................................    25
     Section 9.03      Landlord's Failure to Make Repairs................    25
     Section 9.04      Emergency Repairs.................................    26
     Section 9.05      Tenant's Remedies.................................    26

ARTICLE TEN - FIRE AND OTHER CASUALTY - CASUALTY
              INSURANCE..................................................    26

     Section 10.01 Damage or Destruction.................................    26
     Section 10.02. Casualty and Liability Insurance.....................    28

ARTICLE ELEVEN - LIABILITY...............................................    30

     Section 11.01     Indemnification by Tenant.........................    30
     Section 11.02     Indemnification by Landlord.......................    30

ARTICLE TWELVE - CONDEMNATION............................................    31

     Section 12.01     Taking - Termination of Lease.....................    31
     Section 12.02     Taking - Lease Continues..........................    31
     Section 12.03     Temporary Taking..................................    31
     Section 12.04     Landlord's Award..................................    32
     Section 12.05     Tenant's Award....................................    32
     Section 12.06     Restoration by Landlord...........................    32
     Section 12.07     Definitions.......................................    32

ARTICLE THIRTEEN - ALTERATIONS AND IMPROVEMENTS..........................    33

     Section 13.01     Alterations and Improvements......................    33
     Section 13.02     Ownership of Tenant's Alterations and
                       Improvements......................................    33
     Section 13.03     Removal...........................................    33
     Section 13.04     Landlord's Approval...............................    33
     Section 13.05     Definitions.......................................    34
     Section 13.06     Landlord's Alterations and Improvements...........    34

ARTICLE FOURTEEN - LANDLORD'S ACCESS.....................................    34

ARTICLE FIFTEEN - COMPLIANCE WITH LAWS...................................    35

     Section 15.01     Tenant's Compliance with Laws.....................    35
     Section 15.02     Landlord's Compliance with Laws...................    35

ARTICLE SIXTEEN -      SURRENDER OF POSSESSION OF THE
                       LEASED PREMISES...................................    36

ARTICLE SEVENTEEN - SIGNS                                                    36

     Section 17.01     Tenant's Signs....................................    36
     Section 17.02     Directory.........................................    36
     Section 17.03     Building Sign.....................................    36
     Section 17.014    Compliance with Code..............................    37

ARTICLE EIGHTEEN - SUBORDINATION AND NON-DISTURBANCE.....................    37

ARTICLE NINETEEN - MECHANICS' LIENS......................................    38

ARTICLE TWENTY - INTENTIONALLY OMITTED...................................    38

ARTICLE TWENTY-ONE - OPTION FOR ADDITIONAL SPACE.........................    38

ARTICLE TWENTY-TWO - TENANT'S SECURITY IN THE
                     LEASED PREMISES.....................................    42

     Section 22.01     Limited Restrictions Against
                       Other Tenants.....................................    42
     Section 22.02     Inclusion of Restrictions in Other
                       Leases and Subleases..............................    43
     Section 22.03     Advance Consultation with Tenant..................    43
     Section 22.04     Inapplicability...................................    43

ARTICLE TWENTY-THREE - FIRST REFUSAL SALE................................    43

     Section 23.01     Sale of the Building..............................    43
     Section 23.02     Changes in Landlord's Entity......................    45
     Section 23.03     Mortgagee Exemption...............................    45
     Section 23.04     Other Exemptions..................................    45

ARTICLE TWENTY-FOUR - DEFAULT............................................    46

     Section 24.01     Default by Tenant.................................    46
     Section 24.02     Suspension of Tenant Default......................    47
     Section 24.03     Default by Landlord...............................    48

ARTICLE TWENTY-FIVE - HOLDOVER...........................................    48

ARTICLE TWENTY-SIX - NOTICES TO LANDLORD AND TENANT......................    49

ARTICLE TWENTY-SEVEN - ASSIGNMENT AND SUBLETTING..........................    49

     Section 27.01     Assignment or Sublease to Subsidiary or Affiliate..    49
     Section 27.02     Assignment or Sublease to a Third Party............    49

ARTICLE TWENTY-EIGHT - EQUAL EMPLOYMENT OPPORTUNITY.......................    51

ARTICLE TWENTY-NINE - QUIET ENJOYMENT.....................................    51

ARTICLE THIRTY - NON-WAIVER...............................................    51

ARTICLE THIRTY-ONE - PARTIAL INVALIDITY...................................    52

ARTICLE THIRTY-TWO - RULES AND REGULATIONS................................    52

     Section 32.01     Tenant's Obligation...............................     52
     Section 32.02     Standards Applicable to Landlord..................     52
     Section 32.03     Landlord's Enforcement............................     52
     Section 32.04     Conflict..........................................     53

ARTICLE THIRTY-THREE - ESTOPPEL CERTIFICATES.............................     53

     Section 33.01     Tenant's Estoppel Certificate.....................     53
     Section 33.02     Landlord's Estoppel Certificate...................     53

ARTICLE THIRTY-FOUR - EXAMINATION OF LEASE...............................     53

ARTICLE THIRTY-FIVE - COUNTERPARTS.......................................     54

ARTICLE THIRTY-SIX - ANTENNA.............................................     54

ARTICLE THIRTY-SEVEN - BROKER............................................     55

ARTICLE THIRTY-EIGHT - ARBITRATION.......................................     55

ARTICLE THIRTY-NINE - MISCELLANEOUS......................................     57

     Section 39.01     Lease is Not Strictly Construed...................     57
     Section 39.02     No Exclusive Remedies.............................     57
     Section 39.03     Intentionally Omitted.............................     57
     Section 39.04     Tenant's Rights to Deal with Its
                       Own Contractors and Suppliers.....................     57
     Section 39.05     Governing Law.....................................     57
     Section 39.06     Non-disclosure of Lease...........................     57
     Section 39.07     Exculpation.......................................     57
     Section 39.08     Time of Essence...................................     58
     Section 39.09     Late Charges......................................     58
     Section 39.10     Attorney's Fees...................................     58

ARTICLE FORTY - MEMORANDUM OF LEASE......................................     58

ARTICLE FORTY-ONE - BINDING AGREEMENT....................................     59

ARTICLE FORTY-TWO - ENTIRE AGREEMENT.....................................     59


EXHIBIT A - Floor Plans of the Leased Premises

EXHIBIT B - Description of Land

EXHIBIT C - Supplemental Agreements

EXHIBIT D - Base Building Work And/or Layout Work

EXHIBIT E - Schedule of Rentable Areas

EXHIBIT F - Heat, Ventilation and Air Conditioning
            Specifications

EXHIBIT G - Janitor and Cleaning Specifications

EXHIBIT H - Rules and Regulations

EXHIBIT I - Description of Base Building Plans

                            BASIC LEASE INFORMATION

     The following Basic Lease Information is attached to the Lease for reference and convenience purposes only. The Basic Lease Information is Qualified in all respects by reference to the applicable portions of the Lease, and in the event of any conflict between the Basic Lease Information and the provisions of the Lease, the Lease shall control.


Date of Lease                          July 31, 1987

Landlord:                              Wildwood Associates, a Georgia general
                                       partnership comprised of International
                                       Business Machines Corporation, a New York corporation and Cousins Properties
                                       Incorporated, a Georgia corporation

Tenant:                                International Business Machines
                                       Corporation (IBM)

Building Address:                      2300 Windy Ridge Parkway, Marietta,
                                       Georgia 30067

Leased Premises:                       Subject to Section 1.01(b), approximately
                                       221,000 square feet of contiguous
                                       rentable area (calculated using usable
                                       area plus a 15% common area factor)
                                       located on and comprising all of the
                                       third, fourth and fifth floors of the
                                       north tower of the Building, the entire
                                       sixth and seventh floors of the Building
                                       (north and south towers) and the balance
                                       (approximately 17,463 square feet of
                                       rentable area) on the second floor of the north tower of the Building.

Term:                                  From the date of this Lease through
                                       December 31, 2002.

Options to Extend:                     Two (2) successive five (5) year options.

Rental Commencement Date:              The date determined in accordance with
                                       Section 4.02, but in no event earlier
                                       than January 1, 1988 and as otherwise
                                       provided in Section 3.01 as to the
                                       payment of Annual Rent.

Tenant's Share:                        The percentage determined by dividing the
                                       rentable square feet in the Leased
                                       Premises by 614,543. See Supplemental
                                       Agreement.

Annual Rental:                         From May 1, 1988 through December 31,
                                       1988, _________ per square foot of
                                       rentable area per year.

                                       From January 1, 1989 through December 31,
                                       1989, _________ per square foot of
                                       rentable area per year.

                                       From January 1, 1990 through December 31,
                                       1990, _________ per square foot of
                                       rentable area per year.

                                     From January 1, 1991 through December 31,
                                     1991, _________ per square foot of rentable area per year.

                                     From January 1, 1992 through December 31,
                                     1992, _________ per square foot of rentable area per year.

                                     From January 1, 1993 through December 31,
                                     1997, _________ per square foot of rentable area per year.

                                     From January 1, 1998 through December 31,
                                     2002, _________ per square foot of rentable area per year.

                                     During the first Extended Term, __________ per square foot of rentable area per year.

                                     During the second Extended Term, _________ per square foot of rentable area per year.

Operating Expenses:                  Tenant is responsible for Tenant's Share of
                                     Operating Expenses as provided in Section
                                     3.03 (initially estimated __________ per square foot of rentable area per year).

Expansion Options:                   In accordance with the provisions of
                                     Article 21 of the Lease, up to __________ square feet of contiguous rentable area on, at Landlord's option, either the fifth floor of the south tower of the Building or the eighth floor of the Building during 1993 and up to 25,000 square feet of contiguous rentable area on, at Landlord's option, either the fifth floor of the south tower of the Building, or the eighth floor of the Building during 1998.

Service of Notice:                   By personal delivery, registered, certified
                                     or express mail as set forth in Article 26 of the Lease

                                     LEASE
                                     -----

                                    PARTIES
                                    -------

     THIS LEASE, made as of the 31st day of July, 1987, between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at Suite 1600, 2500 Windy Ridge Parkway, Marietta, Georgia 30067, hereinafter called "Landlord" and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant".

                                  ARTICLE ONE

                             LEASE OF THE PREMISES

     Section 1.01. Lease of the Premises.  (a) Landlord hereby leases to Tenant,
                   ---------------------
and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the Leased Premises, as more particularly shown and described below in the building, as well as the parking area and related improvements (the "Building") at the address known as 2300 Windy Ridge Parkway, Marietta, Georgia 30067 situated on a plot of land (the "Land") located in Cobb County, Georgia and being more particularly described on Exhibit B attached hereto. The Building located on the Land is comprised of two segments which are referred to herein and on floor plans attached hereto as Exhibit A as the "north tower" of the Building and the "south tower" of the Building.

     (b) The Leased Premises shall mean that certain floor area of the Building containing approximately 221,000 square feet of contiguous rentable area located on and comprising all of the third (3rd), fourth (4th) and fifth (5th) floors of the north tower of the Building, the entire sixth (6th) and seventh (7th) floors of the Building (north and south towers) and approximately 17,463 square feet of contiguous rentable floor area located on the second (2nd) floor of the north tower of the Building) (i) together with such additional space as Tenant may lease in the Building pursuant to any provisions of the Lease (when added to the Leased Premises) (ii) less such space as may be deleted from the Leased Premises pursuant to any provision of this Lease (when so deleted). The floor plans for the second (2nd), third (3rd), fourth (4th) and fifth (5th) floors of the north tower of the Building and the entire sixth (6th) and seventh (7th) floors of the Building (north and south towers) are attached hereto as Exhibit A. The actual rentable area of the Building is approximately 614,543 square feet which square footage has been determined as set forth in Section 4.02.

     (c) This Lease includes the right of Tenant to use the Common Building Facilities in common with other tenants in the Building and Tenant's parking spaces (as provided for in Article 7) in the Building Parking Area. In addition, upon the completion of the extension of Windy Hill Road from its current terminus, and prior to the dedication of such extension, this Lease includes the non-exclusive right of Tenant to use such extension of Windy Hill Road.

     (d) The term "Common Building Facilities" shall mean all of the common facilities in or around the Building designed and intended for use by the tenants in the Building in common with Landlord and each other, including but not limited to hallways, elevators, fire stairs, telephone and electric closets, and risers, aisles, walkways, truck docks, plazas, courts, restrooms (excluding restrooms on floors entirely leased by or held for lease to other tenants), service areas, lobbies, landscaped areas, and all other common and service areas of the Land and the Building intended for such use on the date hereof. Notwithstanding the foregoing, the restrooms on floors entirely leased by Tenant shall be for the exclusive use of Tenant and shall not be used in common with other tenants or occupants of the Building.

                                  ARTICLE TWO

                                     TERM

     Section 2.01.  Initial Term of. This Lease.  The initial term of this Lease
                    ---------------------------
(the "Initial Term") shall commence on the date hereof and shall expire on December 31, 2002, subject to extension and earlier termination as hereinafter provided.

     Section 2.02.  Extended Terms.  Tenant shall have the option to extend the
                    --------------
term of this Lease for the Leased Premises for two (2), consecutive five (5) year extended terms (each an "Extended Term"). Such option shall be exercised by written notice to Landlord given at least twelve (12) months prior to the expiration of the Initial Term or the applicable Extended Term. Each Extended Term shall be upon the same covenants, agreements, terms, provisions and conditions as are contained herein for the Initial Term, except as expressly provided here to the contrary and except for such terms as are inapplicable to an Extended Term. The Annual Rent payable during each Extended Term shall be as provided in Section 3.0.2.

     Section 2.03.  Term of this Lease.  The phrase "term" or "term of this
                    ------------------
Lease" shall mean the Initial Term and any Extended Term which may become effective.

                                 ARTICLE THREE

                           RENT AND ADDITIONAL RENT

     Section 3.01.  Annual Rent.  Commencing on May 1, 1988, Tenant hereby
                    -----------
agrees to pay a base annual rental per square foot of rentable area within the Leased Premises per year (herein called "Annual Rent") in accordance with the following schedule:

     From May 1, 1988 through December 31, 1988,

     From January 1, 1989 through December 31, 1989,

     From January 1, 1990 through December 31, 1990,

     From January 1, 1991 through December 31, 1991,

     From January 1, 1992 through December 31, 1992,

     From January 1, 1993 through December 31, 1997,

     From January 1, 1998 through December 31, 2002,


     Tenant will pay the Annual Rent and Additional Rent to Landlord at Suite 1600, 2500 Windy Ridge Parkway, Marietta, Georgia 30067 or to such other person or at such other place as the Landlord may designate in writing.

     Section 3.02.  Extended Rent.  The Annual rent for the first Extended Term
                    -------------
shall be


     Section 3.03.  Additional Rent.  The term "Additional Rent" shall mean all
                    ---------------
sums of money payable by Tenant under the Lease other than Annual Rent.

     Section 3.04.  Operating Expenses.  Commencing on February 1, 1988 and
                    ------------------
thereafter during the term of this Lease, Tenant shall pay as Additional Rent, the sum of (i) Tenant's Share of Operating Expenses (as hereinafter defined), plus (ii) management fees equal to two and one-half percent (2-1/2%) of the sum of (x) _________________________________________ Additional Rent payable under this Section 3.04 for any period of less than one month shall be apportioned on the basis of the number of days in such month. During December of each calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of Additional Rent payable under this Section 3.04 for the ensuing calendar year; provided, however, Additional Rent during calendar year 1988 shall be calculated on the basis of an estimate of Additional Rent in the amount of _____________________ of rentable area in the Leased Premises. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts together with the Annual Rent, provided that if such notice is not given in December, Tenant shall continue to pay during the ensuing calendar year on the basis of the amount payable during the calendar year just ended, until the month after such notice is given. If at any time or times it appears to Landlord that the Additional Rent payable under this Section
3.04 for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amounts of Additional Rent.

     (a) "Operating Expenses" shall mean the operating costs necessary to manage, operate, repair and maintain the Building and Land in a manner deemed reasonable and appropriate and for the best interest of the tenants of the Building, to the extent they are properly allocable (in accordance with generally accepted accounting principles consistently applied) to the management, operation, repair and maintenance of the Building and Land (including the Building Parking Area and the Common Building Facilities), including, but not limited to, the items specified below in A. If the Building is not one hundred percent (100%) occupied during any calendar year, the Operating Expenses actually incurred shall be adjusted to reflect the amount of Operating Expenses which would have been incurred at one hundred percent (100%) occupancy for such calendar year. Any cost allocable to the items specified below in B and any operating costs incurred after the expiration of the term of this Lease shall be excluded from Operating Expenses.

     A.   Items Included In Operating Expenses.
          -------------------------------------

     (1) salaries, wages, and all other expenses, including fringe benefits, incurred for the employment of personnel who work full or part-time at the Building or Land and a portion of such off-premises personnel as shall devote time to the Building and Land, excluding accounting and key-punch operators and excluding such personnel above the grade of office park manager (which office park manager may also carry a title of vice president and/or general manager);

     (2)  the cost of materials and supplies;

     (3) the cost of replacements for tools and maintenance equipment (excluding items of a capital nature, except as herein provided); all tools and equipment purchased during the first year of occupancy of the Building shall be considered capital items;

     (4) amounts paid by the Landlord to independent contractors for services (including full or part-time labor) and materials;

     (5)  water charges and sewer rents;

     (6) the cost of repainting or otherwise redecorating any part of Common Building Facilities;

     (7) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operating of the office park manager's office;

     (8) premiums for insurance obtained by Landlord applicable to the Building and Land, including but not limited to, fire, liability insurance and insurance covering loss of rents;

     (9) all costs, and expenses (other than those of a capital nature, except as herein provided) of maintaining, repairing and replacing paving, curbs, bridges, walkways, landscaping (including replanting and replacing flowers and other plantings);

     (10) the cost of electricity, fuel, trash and garbage removal, vermin extermination, and snow, ice and debris removal;

     (11) normal maintenance of mechanical and electrical equipment, including heating, ventilating and air conditioning equipment but excluding capital expenditures, except as herein provided;

     (12) maintenance of elevators, restrooms, lobbies, hallways (including replacement of carpeting and wall finishes) and other common and public areas located in the Building;

     (13) all costs and expenses, other than those of a capital nature (except as herein provided), of maintaining, repairing or replacing the roof, common and public lighting facilities and lamps;

     (14) janitorial services, both exterior and interior, including janitor equipment and supplies for the common and public areas;

     (15) all Real Estate Taxes (as defined in Section 3.05 below) and all personal property taxes and any other types of special assessments in lieu thereof assessed against Landlord with regard to items of personal property used in connection with the operation, maintenance and repair of the Building and Land;

     (16) depreciation of capital expenditures for capital items and improvements to the Common Building Facilities (together with interest on the undepreciated cost thereof at not more than the "prime rate" that may be from time to time announced or published by The First National Bank of Atlanta) made by Landlord after completion of the Building;

     (17) rental payments for equipment and other items used in the operation or maintenance of the Building and Common Building Facilities, whether or not the cost of such items, if purchased, would be capital expenditures, but excluding rental payments for any base building items such as HVAC equipment and elevators;

     (18) costs of repairs, alterations, additional changes, replacements and other items required by law or governmental regulation imposed after the date of this Lease, including amortization for capital expenditures for same if they relate to items or components of the Building which are not structural, mechanical or electrical in nature;

     (19) fees of an independent certified public accounting firm which relate directly to the preparation and audit of the detailed statement of Operation Expenses for the Building and Land as hereinafter provided and legal expenses incurred by Landlord in connection with the maintenance, repair and operation of the Building and Land;

     (20) the pro rata share applicable to the Building of the expenses (including rental payments, if any, with regard to maintenance equipment) in connection with the landscaping and irrigation along Windy Ridge Parkway, Windy Hill Road Extension and any other roads now or hereafter constructed within Wildwood Office Park, the landscaping and irrigation of the right of way areas of Powers Ferry Road adjoining Wildwood Office Park, the maintenance and repair of the gutters and curbways of Windy Ridge Parkway, Windy Hill Road Extension and such other roads now or hereafter constructed within Wildwood Office Park, and the maintenance and repair of all non-impervious surfaces and storm drainage systems within the rights-of-way of said Windy Ridge Parkway, Windy Hill Road Extension and such other roads. The pro rata share of such expenses shall be equal to the product obtained by multiplying (i) the total amount of such expenses (net of reimbursements from any commercial tenants) by (ii) a fraction, the numerator of which shall be the number of rentable square feet contained in the Building, and the denominator of which shall be the aggregate number of rentable square feet contained in all the office buildings located along Windy Ridge Parkway, Windy Hill Road Extension and any other roads now or hereafter constructed within Wildwood Office Park, all exclusive of basement areas. In no event, however, shall. more than forty-five percent (45%) of the total of such expenses be allocated to the Building;

     (21) the cost of security services for the common and public areas of the Building and Land; and

     (22) all other costs and expenses directly related to the Building and Land, including any reimbursements by Landlord to Tenant for work performed by Tenant unless specifically excluded hereinafter.

     Operating Expenses shall be "net" only, and for that purpose shall be reduced by the amounts of any reimbursement, refund or credit received or receivable by Landlord with respect to any item of cost that is included in Operating Expenses including but not limited to heating, ventilating, air conditioning and electricity. In the event any such reimbursement, refund or credit is received or receivable by Landlord in a later year, it shall be applied against the Operating Expenses for such later year; provided, however, that, if the term of this Lease has expired, Tenant's Share of such item shall promptly be refunded by Landlord to Tenant.

     B.   Items Excluded from Operating Expenses.
          ---------------------------------------

     (1) the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost;

     (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

     (3)  the cost of correcting defects in construction;

     (4)  salaries of officers and executives of Landlord;

     (5) the cost of any work performed or service provided (including electricity) for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant), but only to the extent such costs exceed those which would be incurred if such work or service were not provided to a materially greater extent or in a materially more favorable manner;

     (6) the cost of any work performed or service provided (including electricity) for any facility other than the Building, such as a garage, for which fees are charged, but only to the extent of the fees collected by Landlord, less administrative expenses incurred in the collection of such fees;

     (7) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise;

     (8)  the cost of any additions to the Building after the date of the Lease;

     (9) the cost of any repair in accordance with Articles 10 and 12 of this Lease entitled "Fire and Other Casualty - Casualty Insurance" and
"Condemnation";

     (10) insurance premiums to the extent Landlord may be reimbursed therefor;

     (11) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease;

     (12) any real estate brokerage commissions or other cost incurred in procuring tenants or any fee lieu of such commission;

     (13) any advertising expenses incurred in connection with the marketing of any rentable space;

     (14) any costs representing an amount paid to any entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

     (15) rental payments for base building equipment such as HVAC equipment and elevators, and rental payments for equipment not used in the operation or maintenance of the Building or Common Building Facilities;

     (16) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord; and

     (17) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building including without limitation this Lease, except as herein provided.

     (b) If this Lease shall terminate on a day other than the last day of a calendar year, the amount of Additional Rent payable pursuant to this Section
3.04 that is applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365. The termination of this Lease will not affect the obligations of Landlord and Tenant pursuant to Section 3.08 to be performed after such termination.

     Section 3.05. Real Estate Taxes.  Landlord shall pay when due all real
                   -----------------
estate taxes, assessments and other governmental charges which shall be levied or assessed or which become liens upon the Leased Premises, Building, Building Parking Area and Land, plus reasonable expenses incurred by Landlord in contesting such taxes, assessments and charges (hereinafter called "Real Estate Taxes"), and such Real Estate Taxes shall be included in Operating Expenses as provided in Section 3.04(a) above.

     (a) Real Estate Taxes shall not include (i) income tax, tax on rents or rentals, excess profits or revenue tax, excise or inheritance tax, gift tax, franchise tax, capital levy, transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future law of the United States or the state in which the Building is located or imposed by any political or taxing subdivision thereof; (ii) interest or penalties imposed upon Landlord for late payment of Real Estate Taxes; and (iii) special assessments for improvements resulting from the expansion of the Building and Land.

     (b) If the Land, Building and improvements are not taxed as a separate and independent tax lot, Landlord shall make application to the taxing authorities to obtain a separate and independent assessment tax lot. If the taxing authorities refuse to do so, the taxes assessed against the said tax lot shall be equitably apportioned.

     (c) The Real Estate Taxes which are includable in Operating Expenses hereunder shall be the amount of Real Estate Taxes as are finally determined to be legally payable by legal proceedings or otherwise. If allowed by law Landlord shall pay Real Estate Taxes in installments.

     (d) Any real estate tax incentives or abatements received by Landlord shall be passed through to Tenant to the extent of Tenant's Share.

     Section 3.06.  Taxes Payable by Tenant.  In addition to Annual Rent and
                    -----------------------
other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes due and payable by Landlord (other than income tax, excess profits or revenue tax, excise or inheritance tax, gift tax, franchise tax, capital levy, transfer, estate, succession, or other similar tax or charge) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Leased Premises or by the cost or value of any improvements made in or to the Leased Premises by Tenant other than building standard tenant improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, whether in addition to or in lieu of all or any portion of Real Estate Taxes; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof; and (d) upon this transaction or any document to which Tenant (as a tenant) is a party creating or transferring an interest in the Leased Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the Annual Rent payable to Landlord under this Lease shall be revised to net Landlord the same net Annual Rent after imposition of such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

     Section 3.07. Tax Contest.  Landlord agrees to notify Tenant of any changes
                   -----------
of more than 5% in the assessment for any Real Estate Taxes or any taxes payable by Tenant to Landlord under Section 3.06 hereof within thirty (30) days after Landlord receives the bills for such taxes. In the event Tenant requests Landlord to do so in a timely manner, Landlord shall contest such change in said assessment or tax rate, and provided that (i) Tenant shall pay and reimburse Landlord for all costs and expenses incurred in connection with such contest, including, without limitation, penalties, late charges, interest and other fees payable in connection with such taxes, (ii) such contest shall operate to suspend the collection of such taxes, (iii) Landlord shall not be exposed to any civil or criminal liability as a result of such contest, and (iv) such contest or any acts taken in connection therewith would not constitute a breach or default under any security deed, mortgage or other instrument encumbering the Land or Building or any portion thereof, or to which Landlord may be subject.

     Section 3.08. Tenant's Share.  (a) The term "Tenant's Share" shall mean
                   --------------
the percentage (to the nearest 1/100 of 1%) determined by dividing the rentable square feet in the Leased Premises by 614,543 rentable square feet in the Building. Tenant's Share shall be adjusted to reflect any change in the rentable square feet in the Leased Premises or the Building.

     (b) Landlord's "Statement" shall mean a statement audited by a firm of independent certified public accountants designated by Landlord setting forth in detail the amount of each item included in Operating Expenses for the preceding calendar year and the computation of any Additional Rent payable under Section
3.04 for such calendar year. The Tenant shall be furnished a copy of such Statement. If the total of the Additional Rent payments made by Tenant during the preceding calendar year on account of Operating Expenses pursuant to Section
3.04 is less than Tenant's Share of Operating Expenses for such period as shown on the Statement, Tenant shall pay the difference within thirty (30) days after its receipt of such Statement. If the total Additional Rent payments made by Tenant during the preceding calendar year on account of Operating Expenses pursuant to Section 3.04 hereof is more than Tenant's Share of such Operating Expenses for such period as shown on the Statement, Landlord shall pay such excess to Tenant by check accompanying such Statement, if Tenant is not then in default under this Lease beyond any applicable grace period.

     Landlord shall, at Tenant's request, make available to Tenant for inspection and examination, all the books and records that relate to such Statement. However, if the books and records are not made promptly available at Landlord's offices upon request by Tenant, the Additional Rent due in that year shall be due and payable thirty (30) days after the Tenant's request is honored. In the event Tenant shall dispute Landlord's Statement and the parties cannot resolve their differences within thirty (30) days thereafter, then the matter shall be referred to arbitration as provided in Article 38. Pending resolution of any dispute, by agreement, arbitration or otherwise, Tenant may not withhold payment of so much of the amount claimed as shall be disputed.

     (c) If Tenant has not received the Statement by the end of the calendar year following the calendar year in which the Statement is due from Landlord, it shall be conclusively presumed that Landlord has waived its claim against Tenant for Tenant's Share of any additional Operating Expenses that would have been set forth in such Statement.

                                 ARTICLE FOUR

               PREPARATION FOR OCCUPANCY TERM COMMENCEMENT DATE

     Section 4.01. Construction.  Landlord has heretofore commenced, and shall
                   ------------
pursue with due diligence and continuity until completion, the construction of the improvements on the Land to Base Building Condition as provided in the Workletter attached hereto as Exhibit D. Landlord shall also cause the improvements within the Leased Premises to be constructed as provided in the Workletter.

     Section 4.02. Rental Commencement Date.  (a) The term "Rental Commencement
                   ------------------------
Date" shall mean the later to occur of (i) January 1, 1988, or (ii) the first day after the date of Substantial Completion and delivery of actual possession of the Leased Premises to Tenant free of all tenants and occupants. The term "Substantial Completion" shall mean (except for Punch List Items) the date when:

     (1) all of the Base Building Work and Layout Work as such terms are defined in the Workletter (the "Work") shall have been completed;

     (2) all of the Building's sanitary, electrical, heating, ventilating, air conditioning and other systems, to the extent they serve or run through the Leased Premises, shall be completed and in good order and operating condition;

     (3) Landlord shall have obtained a Certificate of Occupancy (permanent or temporary) for the portion of the Building that includes the Leased Premises, permitting use of the Leased Premises and Building Parking Area by Tenant for purposes set forth in this Lease;

     (4) the Common Building Facilities as are required for access to the Leased Premises shall have been completed;

     (5) the exterior walls of the Building (including the installation of glass therein) shall have been completed and the Building fully enclosed;

     (6) the exterior of the Building, sidewalks, streets and plazas adjacent thereto shall be free of scaffolding, hoists, construction equipment and materials;

     (7)  the Building Parking Area shall have been completed; and

     (8) Landlord shall have delivered to Tenant written certification from Landlord's architect that Landlord has met its obligations under clauses (1) through (7) of this subsection.

     Notwithstanding the foregoing, if the Rental Commencement Date is a date described in clause (ii) of this subsection (a), then the Rental Commencement Date shall be accelerated by the number of days, if any, that Substantial Completion is delayed due to (i) delays caused by Tenant or its architects, engineers or consultants, (ii) delays in the completion of Tenant's leasehold improvements caused by non-Building Standard items which require a longer lead time than Building Standard items, and (iii) delays caused by changes made by Tenant in the Tenant's leasehold improvements or the Design Control Drawings or the Working Drawings and Specifications therefor, either before or during construction of such improvements. In no event shall the Rental Commencement Date be accelerated pursuant to the preceding sentence to a date prior to January 1, 1988.

     (b) Tenant shall have at least thirty (30) days prior to the Rental Commencement Date to install its equipment and furnishings and to perform other such related activity in the Leased Premises preparatory to its occupancy. If such activities if Tenant can, in Landlord's judgment, be performed without interference with the Work, Landlord may elect for such. thirty (30) day period to run concurrently with the prosecution of the Work. Landlord shall notify Tenant at least forty-five (45) days in advance of Substantial Completion to permit the Tenant to enter the Leased Premises for the purposes stated herein.

     (c) Within sixty (60) days of the Rental Commencement Date or occupancy of the Leased Premises by Tenant, if later, Landlord shall deliver to Tenant, at Tenant's expense, one complete set of "as-built" plans (drawn on sepia) and specifications for the Base Building Work and/or Layout Work.

     (d) The rentable area of the Building and each full floor thereof shall be deemed to be the amounts set forth on Exhibit E attached hereto, and the rentable area of any partial floor comprising a part of the Leased Premises shall be computed whenever required pursuant to this Lease in accordance with Exhibit E with appropriate prorations and adjustments.

     Section 4.03. Punch List Items.  (a) The term "Punch List Items" shall mean
                   ----------------
details of construction, decoration and mechanical and electrical adjustment which, in the aggregate, are minor in character and do not materially interfere with Tenant's use or enjoyment of the Leased Premises, Building Parking Area or the Common Building Facilities. Punch List Items shall be completed as promptly as practicable under the circumstances after Substantial Completion. If Landlord has obtained a temporary Certificate of Occupancy, Landlord shall, with due diligence, complete the remaining work required to obtain, and shall thereupon obtain, a permanent Certificate of Occupancy for the Leased Premises.

     (b) After entering into occupancy of any part of the Leased Premises Tenant shall, with reasonable promptness, bring to Landlord's attention any deficiencies in construction which come to Tenant's attention, and Landlord shall promptly correct the same at Landlord's expense.

     Section 4.04. Excusable Delays.  The term "Excusable Delays" as used in
                   ----------------
this Article shall mean any delay due to strikes, lockouts or other labor or industrial disturbance, civil disturbance, future order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, and explosion. An Excusable Delay shall be deemed to exist only so long as Landlord promptly and specifically notifies Tenant in writing of such delay and exercises due diligence to remove or overcome it.

     Section 4.05. Tenant's Rights.  Notwithstanding the foregoing or Article 24
                   ---------------
to the contrary, if for any reason other than delays which are caused by Tenant which adversely affect the Schedule set forth in the Workletter, Landlord has not substantially completed the Base Building Work and/or the Layout Work and delivered actual possession of the Leased Premises to Tenant on or before April 1, 1988, Tenant may, by written notice to Landlord, complete the Work and deduct the cost thereof from the Annual Rent and Additional Rent due and to become due under this Lease or terminate this Lease effective as of the date of such notice and such date shall be considered the expiration date.

     Section 4.06. Tenant Allowance.  Landlord shall furnish Tenant with a one
                   ----------------
time allowance for the construction of the leasehold improvements desired by Tenant in the amount equal to the product of

_______________________________. All costs and expenses of constructing and installing the improvements desired by Tenant in the Leased Premises not included with or covered by the Base Building Work or the allowance set forth herein shall be the sole responsibility of Tenant, and shall be paid by Tenant to Landlord as provided in the Workletter.

                                 ARTICLE FIVE

                      LANDLORD'S TITLE AND ALLOWABLE USE

     Section 5.01. Landlord's Covenant Regarding Title and Use.  Landlord
                   -------------------------------------------
covenants as a condition of this Lease that Landlord has good marketable fee title to the Building, Land and Building Parking Area and the right to make this Lease for the term aforesaid; that the provisions of this Lease do not or will not conflict with or violate the provisions of existing or future. agreements between Landlord and third parties, that the Certificate of Occupancy for the Building allows or will allow Tenant to use the Leased Premises for office purposes; that the Leased Premises and Building Parking Area and the office uses thereof for the purposes specified in this Lease are in conformity with all applicable legal requirements including, without limitation, zoning and planning ordinances, and environmental matters and do not violate applicable restrictions, if any; and that it will deliver the Leased Premises to Tenant free of all tenants and occupants.

     Section 5.02.  Landlord's Covenant Regarding Lawsuits.  Landlord covenants
                    --------------------------------------
that as of the date hereof there are no claims, causes of action, lawsuits, or judgments against the Building and Land which affect title, zoning or environmental matters. In the event any such lawsuit is filed against the Building and Land, Landlord shall notify Tenant within fifteen (15) days of obtaining knowledge thereof.

                                  ARTICLE SIX

                                   SERVICES

     Section 6.01. Services Provided by Landlord.  (a) Landlord shall furnish to
                   -----------------------------
Tenant the following services, utilities, supplies and facilities, the cost of which, except where expressly prescribed to be paid by Tenant, shall be included within Operating Expenses:

     (1) Access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week.

     (2) Passenger elevator service twenty-four (24) hours a day, seven (7) days a week and non-exclusive freight elevator service during normal business hours and at other times as required by Tenant upon reasonable prior notice.

     (3) Subject to curtailment as required by governmental laws, rules or mandatory regulations, heat, ventilation and air conditioning in accordance with Exhibit F, attached hereto, on Tenant's business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and, at Tenant's request, at
all other times as hereinafter provided in this Article.   Landlord hereby
represents that the Building's heating, ventilating and air conditioning systems (hereinafter referred to as "HVAC") have the capacity, flexibility and ability to maintain the design conditions specified in Exhibit F throughout the Leased Premises and Common Building Facilities.

     Landlord shall furnish HVAC beyond the above stated hours, provided that notice requesting such service is delivered to Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required on a Saturday, Sunday or holiday. Landlord's Cost of supplying this additional service shall be paid by Tenant or, alternatively, shall be shared proportionately between Tenant and other tenants, if any, located in the same HVAC zone who have requested and are receiving the benefit of such service at the same time as Tenant. This service shall be furnished at "Landlord's Cost" which shall mean the actual labor and utilities costs without a markup of any kind. Landlord shall bill Tenant on or before the last day of the month following the month in which such charges are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of the invoice and such other data supporting the charges as Tenant may reasonably request. If Landlord has not billed Tenant for such charges within three months after the end of the lease year in which Landlord claims the charges accrued, Landlord shall be conclusively presumed to have waived such charges.

     (4) Cleaning and janitorial services, in the Leased Premises, Common Building Facilities and the Building Parking Area, including removal of refuse and rubbish and furnishing and installation of washroom supplies in accordance with Exhibit G.

     (5)  Hot and cold running potable water adequate for Tenant's purposes.

     (6) Electricity for lighting and for operation of standard office machines, appliances and equipment, and, in the event Tenant desires to install major office machines, appliances or equipment such as main frame computers, additional HVAC units, etc., the same shall be separately metered and Tenant shall reimburse and pay Landlord from time to time within thirty (30) days after receipt of a statement from Landlord, for all reasonable costs and expenses actually incurred by Landlord in connection with such metering and the operation of such machines, appliances and equipment.

     (7) Provision, installation and replacement of light bulbs, tubes and ballasts in the Leased Premises, Common Building Facilities and Building Parking Area.

     (8) Removal of ice and snow from the Common Building Facilities and Building Parking Area.

     (9)  Vermin extermination.

     (10) Facilities for Tenant's loading, unloading delivery and pick-up activity, including access thereto twenty-four (24) hours a day, seven (7) days week.

     (11) Security for the Building and Building Parking Area which is comparable to the security provided by landlords in other first class office buildings in the North Atlanta office market; provided Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Leased Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury except as may be caused by the gross negligence or willful misconduct of Landlord.

     In the event the level or amount of the services provided by Landlord to Tenant under subsections (a)(5), (a)(6) and/or (a)(11) shall, as a result of the conduct of Tenant's business in the Leased Premises beyond the hours stated in subsection (a)(3) above, exceed the level or amount of such services which is comparable to the level or amount of such services provided by landlords in other first class office buildings in the North Atlanta office market, Tenant shall be responsible for the excess costs thereof and Landlord shall have the right to either (i) add such excess costs to Tenant's Share of Operating Expenses, or (ii) bill Tenant separately for such excess costs. In the event Landlord elects to bill Tenant for such excess costs, Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of the invoice and such other supporting data as Tenant may reasonably request.

     Section 6.02. Security to Leased Premises.  Landlord shall not be required
                   ---------------------------
to furnish security services to the Leased Premises, Tenant hereby assuming full and sole responsibility for the supply of such services in the event Tenant desires same.

     Section 6.03. Landlord's Default - Tenant's Remedies.  (a) After notice to
                   --------------------------------------
Landlord of a default in furnishing or paying for any utilities, services or facilities to be furnished Tenant hereunder and failure or Landlord to cure such default within a reasonable time specified by Tenant in the notice, Tenant may cure such default and invoice Landlord therefore and Landlord shall reimburse Tenant within thirty (30) days after receipt of the invoice.

     (b) If the cleaning and janitor service is performed in accordance with Exhibit G in the Leased Premises, Tenant may notify Landlord and Landlord shall have thirty (30) days thereafter to improve this service to Tenant's reasonable satisfaction. If Landlord fails do so, Tenant may, after fifteen (15) days advance notice to Landlord, provide its own cleaning and janitorial service and without adjustment to the Annual Rent and Additional Rent due and to become due hereunder, except that the amount of cleaning and janitorial expenses included in the Operating Expenses shall be equitably adjusted so that Tenant will not be required to pay Tenant's Share of the cost of cleaning other tenants' space.

     (c) If Landlord, in good faith, disputes any default claimed by Tenant pursuant to this Article, within thirty (30) days after receiving Tenant's notice or Tenant's invoice Landlord may submit such dispute to arbitration in accordance with Article 33.

                                 ARTICLE SEVEN

                               TENANT'S PARKING

     Section 7.01. Tenant's Parking.  (a) At all times during the term of this
                   ----------------
Lease, without charge to Tenant, Landlord shall provide for the non-exclusive use of the Tenant and its employees and invitees, a Building Parking Area to accommodate a minimum of 3.5 parking spaces per 1,000 square feet of usable area in the Building. The Building Parking Area shall be available for use twenty-four (24) hours a day, every day of the year and shall be illuminated at all times, and Landlord shall keep and maintain the Building Parking Area in a clean condition.

     (b) If Tenant, its employees, licensees or guests are not able to use the Building Parking Area because of unauthorized use thereof, Landlord shall take whatever steps are deemed reasonably necessary by Landlord including, if appropriate, the posting of signs, the distribution of parking stickers and the towing away of unauthorized vehicles, to end and prevent further unauthorized use.

                                 ARTICLE EIGHT

                                      USE

     Section 8.01. Use.  (a) Tenant shall have the right to use the Leased
                   ---
Premises for offices, sales, display, storage, service, repair and use of Tenant's products and equipment, engineering, education and training of Tenant's customers and employees, and all other uses incidental and related thereto and., without limitation, for other lawful business and commercial purposes; all such non-office uses shall be permitted to the extent (and only to the extent) the same are permitted under the existing zoning ordinance or classification affecting the Building and Land, a copy of which has been delivered by Landlord to Tenant. Landlord represents that the Land is currently zoned "OI" (office and institutional) under the zoning ordinance of Cobb County, Georgia.

     (b) To the extent any of the non-office uses set forth in subsection (a) above or any other special uses lawfully permitted (i) are set forth in Tenant's Plans and (ii) require a specific Certificate of Occupancy, or a special entry on the general Certificate of Occupancy for the Building, Tenant shall obtain the same. Tenant shall also be responsible for obtaining any special health, safety or other governmental permit, approval or license required in connection with any such specific use. If, after completion of the Layout Work, Tenant shall institute a special use of the Leased Premises which requires an amendment to the existing Certificate of Occupancy, Tenant shall be responsible for obtaining the same as well as any other governmental permit, approval or license required by applicable law. Landlord shall cooperate with Tenant and shall execute all applications, authorizations and other instruments reasonably required to enable Tenant to fulfill its responsibilities under this subsection.

                                 ARTICLE NINE

                            REPAIRS AND MAINTENANCE

     Section 9.01. Landlord's Repairs.  Landlord shall perform all maintenance
                   ------------------
and make all repairs and replacements to the Leased Premises, Leased Premises Service Systems, Building, Building Service Systems, Building Parking Area, and Common Building Facilities not specifically imposed upon Tenant by the provisions hereof and not due to the willful act or negligence of Tenant, its agents, contractors, employees, invitees and licensees. Without limiting the generality of the foregoing sentence or the following, Landlord shall maintain, repair and replace, as necessary, and keep in good order, safe and clean condition (1) the plumbing, sprinkler, HVAC, electrical and mechanical lines and equipment associated therewith, elevators and boilers, broken or damaged glass and damage by vandals; (2) underground utility lines, tanks and transformers and interior and exterior structure of the Building, the roof, exterior walls, bearing walls, support beams, foundation, columns, exterior doors and windows;
(3) the interior walls, ceilings, floors and floor coverings (including carpets and tiles) of the Common Building Facilities; (4) the improvements to the Land, including ditches, shrubbery, landscaping and fencing, and (5) the Common Building Facilities located within or outside the Building, including the common entrances, corridors, doors and windows, loading dock, stairways and lavatory facilities and the Building Parking Area and access ways therefor. The Landlord shall perform all repairs and restoration required of Landlord by Article 10 "Casualty" and Article 12 "Condemnation".

     Section 9.02. Tenant's Repairs.  Tenant shall at all times during the term
                   ----------------
of this Lease and at Tenant's sole cost and expense, keep the Leased Premises and every part thereof in good condition and repair, except for ordinary wear and tear, damage by fire or other casualty and damage caused by others for whom Tenant is not responsible. Tenant shall also repair and replace any and all damage to the

Leased Premises, Leased Premises Service Systems, the Building, Building Service Systems, Building Parking Area and Common Building Facilities, caused by the willful acts or negligence of Tenant, its agents, contractors, employees, invitees and licensees.

     Section 9.03. Landlord's Failure to Make Repairs Tenant covenants and
                   -----------------------------------
agrees to notify Landlord of any necessary repairs or replacements which are required to be made by Landlord under this Article. If Landlord fails to make any repairs or replacements, which it is required to make under Section 9.01 within a reasonable period of time after notice by Tenant of each failure to make such repairs or replacements, Tenant may do so.

     Section 9.04. Emergency Repairs.  If by reason of emergency, repairs or
                   ------------------
replacements become necessary which by the terms hereof are the responsibility of Landlord, Tenant may make such repairs or replacements which, in the opinion of Tenant, are necessary for the preservation of the Leased Premises, or for the safety or health of the occupants therein or in the Building, or of Tenant's property; provided, however, that Tenant shall first make a reasonable effort to inform Landlord before proceeding with such repairs or replacements.

     Section 9.05. Tenant's Remedies.  In the event Tenant makes any repairs or
                   ------------------
replacements which are required to be made by Landlord hereunder after the failure of Landlord to do so as provided herein, Tenant shall submit an invoice to Landlord therefor and Landlord shall reimburse Tenant within thirty (30) days following receipt of an invoice and data supporting the sum requested.

     If Landlord, in good faith, disputes any default claimed by Tenant pursuant to this Article, within thirty (30) days after receiving Tenant's notice or invoice, Landlord may submit such dispute to arbitration in accordance with
Article 33.

                                  ARTICLE TEN

                 FIRE AND OTHER CASUALTY - CASUALTY INSURANCE

     Section 10.01. Damage or Destruction.  (a) If any portion of the Leased
                    ----------------------
Premises, Leased Premises Service Systems, such of the Building Service Systems as serve the Leased Premises, Building Parking Area or Common Building Facilities (hereinafter collectively referred to as the "damaged property") is damaged by fire or other casualty, earthquake or flood or by any other insurable cause of any kind or nature and the damaged property can, in the opinion of Landlord's architect, be repaired within one hundred eighty (180) days from the date of the damage, Landlord shall proceed immediately to make such repairs as required by paragraph (d). This Lease shall not terminate, but Tenant shall be entitled to a proportionate abatement of Annual Rent and Additional Rent payable during the period commencing on the date of the damage and ending on the date the damaged property is repaired as aforesaid and the Leased Premises are delivered to Tenant. The extent of rental abatement shall be based upon the portion of the Leased Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in the Lease during such period. When required by this Article, the architect's opinion shall be delivered to Tenant within thirty (30) days from the date of damage.

     (b) If (1) in the opinion of Landlord's architect, damage to the damaged property cannot be repaired within one hundred eighty (180) days from the date of the damage, or (2) Landlord commences but fails to substantially complete repair of the damaged property as required by paragraph (d) within the one hundred eighty (180) day period after commencement thereof, subject to an extension of time allowed for an Excusable Delay, either party may terminate this Lease by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to Tenant when termination is based on the architect's opinion, and otherwise by such notice within twenty (20) days from the end of the (180) day period, as it may have been extended by an Excusable Delay. Annual Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Annual Rent and Additional Rent shall be repaid.

     (c) If, in the opinion of Landlord's architect, damage to the damaged property cannot be repaired within sixty (60) days from the date of the damage and such damage shall occur within the final twelve (12) months of the term of this Lease, either party may terminate this Lease by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to Tenant; provided, however, Landlord's termination shall be rendered ineffective and this Lease shall be reinstated and in full force and effect if within ten
(10) days after Tenant's receipt of such notice of termination, Tenant shall exercise any option to extend the term of this Lease set forth in this Lease.

     (d) If neither party exercises its option to terminate hereunder Landlord shall, with due diligence, repair the damaged property as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of the damage. Tenant shall be entitled to a proportionate abatement of Annual Rent and Additional Rent in the manner and to the extent provided in paragraph (a).

     (e) Notwithstanding provisions of this Article or Article 24 to the contrary, if by operation of this Article Landlord undertakes but fails to repair the damaged property as required by the provisions of this Article and deliver the Leased Premises to the Tenant within two hundred seventy (270) days from the date of the damage, for any reason other than a delay caused by an act or omission of Tenant, either party may terminate this Lease by notice to the other within two hundred eighty (280) days from the date of the damage. In such event, this Lease and the term hereof shall terminate on the date specified in the notice and Annual Rent and Additional Rent shall be apportioned as of the date of the damage and all prepaid Annual Rent and Additional Rent shall be repaid.

     (f) Landlord and Tenant hereby covenant and agree that in the event of loss, damage or destruction, and, as a consequence, Landlord is hereby required to repair and restore the Leased Premises, such obligation to repair and restore shall be limited to the proceeds received by Landlord under the policies of insurance provided by the Landlord, and such proceeds shall be applied to repair and reconstruct the damaged property to the extent required by this Lease, subject to any election of Landlord or Tenant to terminate the Lease as herein provided and subject to the provisions of any then existing mortgage or Deed to Secure Debt on the Leased Premises, Building or Land, or any portion thereof.

     Section 10.02  Casualty and Liability Insurance.  (a) Landlord shall, from
                    ---------------------------------
and after the date hereof, maintain All Risk insurance covering the Building, Building Parking Area (if applicable) and Landlord's property in the Leased Premises against loss, damage, or destruction. Such coverage shall equal at least one hundred percent (100%) of the replacement cost of the Building, Building Parking Area and Landlord's property in the Leased Premises, exclusive of architectural and engineering fees, excavation, footings and foundations.

     (b) Landlord shall also, from and after the date hereof, maintain general public liability and property damage insurance in the minimum amounts of Five Million and No/100 Dollars ($5,000,000.00) in connection with any single occurrence of bodily injury or death and Five Hundred Thousand and No/100 Dollars ($500,000.00) in connection with claims for property damage.

     (c) Tenant shall from and after the date Tenant (as tenant) commences any activities whatsoever in the Leased Premises, whether before or after the Rental Commencement Date, maintain insurance covering the personal property and leasehold improvements paid for by Tenant in the Leased Premises against loss, damage or destruction caused by boiler explosion or machinery breakdown, fire and the perils specified in the standard extended coverage endorsement, by vandalism and malicious mischief, and by sprinkler, gas, water, steam and sewer leakage. Fire and extended coverage shall equal actual cash value less any deductible.

     (d) Landlord and Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Building, Building Service Systems, Leased Premises, Leased Premises Service Systems, Building Parking Area, or contents thereon or therein, whether or not such loss, damage or destruction may be attributable to the negligence of either party or its respective agent, visitor, contractor, servant or employee. Each policy shall include a waiver of the insurer's rights of subrogation against the party hereto who is not an insured under said policy.

     (e) Tenant shall maintain general public liability and property damage insurance covering the legal liability of Landlord and Tenant against all claims for any bodily injury or death of persons and for damage to or destruction to property occurring on, in or about the Leased Premises and arising out of the use or occupation of the Leased Premises by Tenant in the minimum amounts of Five Million and No/100 Dollars ($5,000,000.00) in connection with any single occurrence of bodily injury or death and Five Hundred Thousand and No/100 Dollars ($500,000.00) in connection with claims for property damage. Such policy shall provide that it may not be cancelled or materially changed without at least thirty (30) days' prior written notice to each named insured.

     (f) All insurance required hereunder shall be written by companies of recognized financial standing which are authorized to do insurance business in the State of Georgia. Tenant shall deliver to Landlord a Certificate of Insurance showing Landlord as a named insured under the general public liability and property damage insurance policy.

     (g) The minimum limits of liability of any insurance required in specific dollar amounts under this Section 10.02 shall automatically increase on every five (5) year anniversary of the Rental Commencement Date to the amount equal to the applicable dollar amount specified herein multiplied by a fraction, the numerator of which is the CPI (as herein defined) for the month preceding the applicable anniversary date and the denominator of which is the CPI for the month preceding the Rental Commencement Date. As used herein, the term "CPI" shall mean the Consumer Price Index (all items; Urban Wage Earners and Clinical Workers, Atlanta, Georgia SMSA; Base Year 1967-100) as published by the United States Bureau of Labor Statistics. In the event the Bureau of Labor Statistics changes the current base year (1967-100) or ceases to publish a Consumer Price Index using such base year, then the numerator specified above shall be changed to reflect what that number would have been if the base year had not changed or ceased to be published. In the event the United States Bureau of Labor Statistics or any successor government agency discontinues the publication of the Consumer Price Index, then such dollar amounts shall be adjusted on the basis of such nearly comparable data as is then available and regularly published by a recognized financial or governmental authority or institution designated by Landlord and approved by Tenant, each acting reasonably and in good faith.

                                ARTICLE ELEVEN

                                   LIABILITY

     Section 11.01. Indemnification by Tenant.  Subject to the provisions of
                    --------------------------
Section 10.02(d), Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any and all loss, cost, damage or expense (including, without limitation, all attorneys' fees and costs of litigation) ever suffered or incurred by Landlord arising out of Tenant's use and occupancy of the Leased Premises, Building and Land based upon, arising from or connected in any manner with (a) injury to or the death of any person or damage to any property occurring on the Leased Premises, (b) the use, possession, operation or occupation of the Leased Premises or any part thereof, (c) any negligence on the part of Tenant or its employees, agents, contractors, servants, licensees, or invitees, and (d) the violation by Tenant of any term, condition or covenant of this Lease or of any restriction or regulation affecting the Leased Premises or any part thereof.

     Section 11.02. Indemnification by Landlord.  Subject to the provisions of
                    ----------------------------
Section 10.02(d), Landlord hereby indemnifies and agrees to hold Tenant harmless from and against any and all loss, cost, damage or expense (including, without limitation, all attorneys' fees and costs of litigation) ever suffered or incurred by Tenant arising out of any act or omission. of Landlord or its tenants (excluding Tenant), agents, employees, contractors or servants, occurring in the Common Building Facilities and the Building Parking Area during the term of this Lease, but only to the extent of the proceeds of insurance actually received from Landlord's comprehensive general liability insurance with respect to the Building and Land.

                                ARTICLE TWELVE

                                 CONDEMNATION

     Section 12.01. Taking - Termination of Lease.  If at any time during the
                    -----------------------------
term of the Lease the whole of the Building shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain, except as provided in Section 12.03, this Lease shall terminate on the date of such taking. If less than all of the Building shall be so taken and in Tenant's reasonable opinion the remaining part is insufficient for the conduct of Tenant's business Tenant or Landlord may, by notice to the other within sixty
(60) days after notice of such taking, terminate this Lease. If this lease is so terminated, this Lease and the term hereof shall end on the date that the condemning authority actually takes possession of the part condemned and the Annual Rent and Additional Rent shall be apportioned and paid to the date of such taking.

     Section 12.02. Taking - Lease Continues.  If less than all of the Leased
                    -------------------------
Premises shall be taken and, in Tenant's reasonable opinion communicated by notice to Landlord within sixty (60) days after notice of such taking, Tenant is able to gain access to and continue the conduct of its business in the part not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Annual Rent and Additional Rent based on the proportion which the area of the Leased Premises so taken bears to the area of the space demised hereunder immediately prior to such taking.

     Section 12.03. Temporary Taking. If the use and occupancy of the whole or
                    ----------------
any part of the Leased Premises is temporarily taken for a public or quasi-public use for a period in excess of four (4) months but less than the balance of the term, at Tenant's or Landlord's option to be exercised in writing and delivered to the other not later than sixty (60) days after the date Tenant is notified of such taking, this Lease and the term hereby granted shall terminate on the date of such taking. If this Lease remains in effect Tenant shall be entitled to a proportionate abatement of Annual Rent and Additional Rent in the manner and to the extent provided in Section 12.02 or, at its option, receive that portion of the award for such taking which represents compensation for the value of Tenant's leasehold estate and the term demised hereunder, in which case Tenant shall continue to pay in full the Annual Rent and Additional Rent when due.

     Section 12.04. Landlord's Award.  Landlord shall be entitled to receive the
                    -----------------
entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings except as otherwise expressly provided in this Article. Subject to the foregoing, Tenant hereby assigns to Landlord any and all of its right, title and interest in or to such award or awards or any part thereof.

     Section 12.05. Tenant's Award. In the event of a taking hereunder, Tenant
                    ---------------
shall be entitled to appear, claim, prove and receive in the condemnation proceeding (1) the unamortized value over the term of this Lease of the improvements and alterations to the Leased Premises, depreciated from the date of installation thereof to the date of taking, provided the same shall have been installed by and at Tenant's expense but regardless of whether the improvements and alterations might be considered a part of the Leased Premises or shall be or become the property of Landlord under the terms of this Lease; (2) the value of Tenant's fixtures; (3) the cost of relocation and (4) special awards or allowances provided by law to tenants in the event their rental space is taken by eminent domain.

     Section 12.06. Restoration by Landlord.  If there is a taking hereunder and
                    ------------------------
this Lease is continued, Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the Building as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of taking.

     Section 12.07. Definitions.  Taking by condemnation or eminent domain
                    ------------
hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Building or Land in lieu or under threat of condemnation. The term "Building", as used in this Article, shall include the Leased Premises and Building Parking Area, Common Building Facilities and access ways thereto.

                               ARTICLE THIRTEEN

                         ALTERATIONS AND IMPROVEMENTS

     Section 13.01. Alterations and Improvements.  (a) Tenant may place
                    -----------------------------
partitions, trade or other fixtures (including lighting fixtures), personal property, machinery, equipment and the like in the Leased Premises and may make alterations and improvements to the Leased Premises Services Systems and such non-structural improvements and alterations in the interior of the Leased Premises thereof as it may desire at its own expense.

     (b) Tenant may make alterations and improvements to the Building Service Systems and structural alterations and improvements in the Leased Premises only with Landlord's consent, which consent may be withheld for any reason. Tenant shall be responsible for obtaining any permits with regard to any such alteration and improvements made by Tenant pursuant to this Section 13.01.

     Section 13.02. Ownership of Tenant's Alterations and Improvements.  All
                    ---------------------------------------------------
partitions, trade or other fixtures (including lighting fixtures), personal property, machinery, equipment and structural and non-structural alterations and improvements paid for by Tenant prior to or during the term shall remain the property of Tenant during the term of this Lease.

     Section 13.03. Removal.  Provided Tenant is not in default hereunder,
                    --------
Tenant may remove all or any of its removable partitions, trade fixtures, personal property, and unattached, removable machinery and equipment upon the expiration or earlier termination of this Lease, or at its option, Tenant may abandon the same, in whole or in part, to Landlord at the expiration or earlier termination of the term by vacating the Leased Premises without removing the same. In the event of the removal of such things or any of them, Tenant shall not be required to remove pipes, wires and the like from the walls, ceilings or floors, provided Tenant properly cuts, disconnects and caps such pipes and wires and seals them off, if necessary, in a safe and lawful manner.

     Section 13.04. Landlord's Approval.  (a) In the event Landlord does consent
                    --------------------
to structural alterations and structural improvements to the Leased Premises and/or the Building Service Systems, Landlord shall have the right to approve Tenant's plans and specifications and a list of Tenant's proposed contractors for structural alterations and structural improvements to the Leased Premises and to the Building Service Systems.

     (b) Tenant shall make a request for approval hereunder by submission of a list of proposed contractors and plans and specifications for the work to be performed by Tenant under this Section and Section 13.01(b). Landlord shall respond within five (5) business days from receipt of the same, approving those contractors and those portions of the work that are acceptable and disapproving those contractors and portions of the work that are, in Landlord's judgment, reasonably exercised, unacceptable and with respect to the plans, specifying in detail the nature of Landlord's objection. Failure of Landlord to respond as aforesaid shall be tantamount to approval of such contractors and plans and specifications and Tenant's request in all requests.

     Section 13.05. Definitions.  (a) The term "Leased Premises Services
                    -----------
Systems" shall mean the electrical, HVAC, plumbing and telecommunication (voice/data/signal) systems that directly service the Leased Premises from a localized point of distribution. Such systems are dedicated to the Leased Premises at their available capacities and do not service any space other than the Leased Premises.

     (b) The term "Building Service Systems" shall mean the electrical, HVAC, plumbing and telecommunication (voice/data/signal) systems that service the Building up to the point of localized distribution serving the Leased Premises only. Such systems provide the main source of supply and distribution throughout the Building.

     (c) The term "structural" shall mean such as affect bearing walls, support beams, foundations and columns.

     Section 13.06. Landlord's Alterations and Improvements. Unless required by
                    ---------------------------------------
law, Landlord shall not, without Tenant's consent which shall not be unreasonably withheld or delayed, at any time during the term of this Lease make any substantial addition to the Building or alteration to the external appearance thereof.

                               ARTICLE FOURTEEN

                               LANDLORD'S ACCESS

     Section 14.01. Landlord's Access.  (a) Landlord shall, upon advance oral
                    ------------------
notice to Tenant (except in an emergency), have the right at all reasonable times during Tenant's business hours to inspect the Leased Premises and show the same to prospective mortgagees and purchasers and to prospective tenants during the last twelve (12) months of the term and, at all times to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Leased Premises.

     (b) Landlord shall have the right to enter the Leased Premises after Tenant's business hours to perform cleaning and janitorial services.

     (c) Landlord shall have the right to enter the Leased Premises in emergencies.

     (d) Tenant may designate one or more areas in the Leased Premises as secure areas, and Landlord shall have no access thereto without being accompanied by a designated representative of Tenant except in the case of emergencies.

                                ARTICLE FIFTEEN

                             COMPLIANCE WITH LAWS

     Section 15.01. Tenant's Compliance with Laws. Tenant shall comply with all
                    -----------------------------
laws, rules, ordinances, orders and regulations of any federal, state and local authority which are applicable to Tenant's use and operation of the Leased Premises. Nothing herein contained shall be deemed to impose any obligation upon Tenant to make any structural alterations, improvements or repairs to the Leased Premises.

     Section 15.02. Landlord's Compliance with Laws.  (a) Landlord shall comply
                    --------------------------------
with all rules, regulations, orders, laws, ordinances, and legal requirements and standard issued thereunder which affect (1) the Leased Premises, the Building, the Land and the Building Parking Area, Common Building Facilities and Building; (2) the design, construction and operation of the Building (including the Leased Premises); or (3) which relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease. Without limiting the foregoing, Landlord shall comply or cause the Building to comply with all energy conservation, environmental, and fire safety and health laws, regulations and codes.

     (b) All boilers and other pressure vessel equipment shall be constructed and maintained by Landlord in accordance with the ASME Standards and Code.

     (c) Landlord shall regularly inspect and maintain the HVAC system and treat the cooling tower water with EPA registered chemicals to prevent the buildup of slime, algae and bacteria following the latest recommendations of the Center for Disease Control or current practices of the American Society of Heating, Refrigeration and Air Conditioning Engineers.

                                ARTICLE SIXTEEN

                SURRENDER OF POSSESSION OF THE LEASED PREMISES

     Subject to Section 13.03, at the expiration or earlier termination of the term of this Lease, Tenant will (a) peaceably yield up to Landlord the Leased Premises in good order and condition, excepting ordinary wear and tear and (b) repair all damage to the Leased Premises and to the Building caused by Tenant's removal of its property.

                               ARTICLE SEVENTEEN

                                     SIGNS

     Section 17.01. Tenant's Signs.  Tenant may place its signs on the entrance
                    ---------------
doors to the Leased Premises and on floors wholly leased by Tenant, provided the same comply with Landlord's graphic specifications.

     Section 17.02. Directory.  Landlord at its own cost and expense shall place
                    ----------
a directory in the Building lobby and shall cause Tenant's name and the name of each division, subsidiary or affiliate thereof occupying space in the Building to be affixed thereto or included therein.

     Section 17.03. Building Sign.  (a) If Tenant shall lease and occupy fifty-
                    --------------
one percent (51%) or mote of the rentable area in the Building, it shall have the exclusive right to place one (1) identification sign on the Land, provided that such sign shall comply in all respects with the criteria established by Landlord.

     (b) If Tenant occupies fifty-one percent (51%) or more of the rentable area of the Building, Tenant shall have the right to cause Landlord to name the Building the "IBM Building" or such derivation thereof as may be reasonably determined by Tenant.

     (c) If Tenant occupies fifty-one percent (51%) or more of the rentable area of the Building and if at any time after the execution of this Lease Landlord changes the name of the Building or the exterior signs affixed to the Building or the Land, Landlord shall notify Tenant at least sixty (60) days prior to the date of such a change. If the proposed new name or signs identify or may be associated with a competitor of Tenant and Landlord denies Tenant's written request, made within thirty (30) days after notification of the proposed change, not to use the proposed name or install the new sign, Tenant may, at its option exercised by notice to Landlord within ninety (90) days from the date the proposed name is adopted or the sign is installed, terminate this Lease. In such event, the term hereof shall end on the date specified in Tenant's notice. Annual Rent and Additional Rent shall be apportioned and paid to the date of termination and Tenant shall have no further liability to Landlord arising out of this Lease. It is understood and agreed that Tenant's rights and Landlord's obligations under Section 17.03 shall be effective only if and so long as International Business Machines Corporation is the "Tenant" under this Lease and occupies at least 51% of the rentable area of the Building.

     Section 17.04. Compliance with Code. All signs installed by Landlord and
                    ----------------
Tenant shall be in compliance with applicable code and shall be installed in a good and workmanlike manner.

                               ARTICLE EIGHTEEN

                       SUBORDINATION AND NON-DISTURBANCE

     This Lease shall be subordinate and subject to all ground and underlying leases and to any first mortgages or deeds to secure debt thereon and to any first mortgages or deeds to secure debt covering the fee of the Building, Building Parking Area or Land, that now or may hereafter affect the Building, Building Parking Area or Land, and to all renewals, modifications or replacements provided, however, that with respect to any ground lease, underlying lease and/ or first mortgage or deed to secure debt, within thirty
(30) days after Tenant executes this Lease and, with respect to any future ground lease, underlying lease and/or first mortgage or deed to secure debt, on or before the effective date thereof, Landlord shall obtain from its ground lessor, underlying lessor and/or mortgagee a written agreement with Tenant which shall be binding on their respective successors and assigns and shall provide that so long as this Lease shall be in full force and effect (a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage or deed to secure debt; (b) Tenant's possession and use of the Land, Building Parking Area and Building in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or first mortgage or deed to secure debt; and (c) the ground and underlying lessor and mortgagee will subordinate and subject their respective rights, if any, to the insurance proceeds payable under policies of insurance required to be carried by Landlord under Article 10 hereof. If the ground or underlying lessor and/or mortgagee or any successor in interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord and the successor-landlord will accept such attornment and recognize such successor-landlord as Tenant's rights of possession and use of the Leased Premises in accordance with the provisions of this Lease. This clause shall be self-operative and no further instrument of attornment or recognition shall be required.

                               ARTICLE NINETEEN

                               MECHANICS' LIENS

     During the term of this Lease Tenant shall discharge by payment, bond or otherwise mechanics' liens filed against the Building for work, labor, services or materials claimed to have been performed at or furnished to the Leased Premises for or on behalf of Tenant, except when the mechanics' liens are filed by a contractor, subcontractor, materialman or laborer of Landlord, in which event Landlord shall discharge the liens by payment, bond or otherwise.

                                ARTICLE TWENTY

                             INTENTIONALLY OMITTED


                              ARTICLE TWENTY-ONE

                          OPTION FOR ADDITIONAL SPACE

     (a) Tenant has requested that Landlord, and Landlord has agreed and does hereby, grant unto Tenant two (2) mutually exclusive expansion options (both of the expansion options being herein called the "Expansion Options" and each respective Expansion Option, in chronological order, is referred to herein as the "First Expansion Option" and the "Second Expansion Option", respectively) exercisable as hereinafter set forth pursuant to subsection (b) hereof.

     (b) For each Expansion Option, Tenant shall be entitled to lease, at Tenant's election, space comprising a maximum of 25,000 square feet of contiguous rentable area on, at Landlord's option, either the fifth (5th) floor of the south tower of the Building or the eighth (8th) floor of the Building (such space subject to an Expansion Option being herein referred to as "Expansion Space"). The First Expansion Option shall be exercisable by Tenant by written notice to Landlord given on or before July 1, 1992. The Second Option shall be exercisable by Tenant by written notice to Landlord given on or before July 1, 1997. Each such written notice of exercise of an Expansion Option shall specify the amount of Expansion Space (up to 25,000 square feet of contiguous rentable area) requested by Tenant. Landlord shall deliver possession of the Expansion Space requested by Tenant during 1993, in the case of the exercise of the First Expansion Option, and 1998, in the case of the exercise of the Second Expansion Option. Landlord shall have the right to deliver such Expansion Space to Tenant in either one or two increments, provided that the first increment must be contiguous to the existing Leased Premises and include at least fifty percent (50%) of the total Expansion Space requested by Tenant. The specific date(s) within the applicable year for delivery by Landlord to Tenant of such Expansion Space shall be determined by Landlord. The exercise of each Expansion option shall be subject to the following provisions: (i) Tenant may not exercise an Expansion Option if Tenant has prior thereto received a notice of default in the performance of Tenant's covenants under this Lease from Landlord and Tenant has not then cured such default; (ii) if the amount of Expansion Space designated by Tenant shall be such that the portion of a floor not leased by Tenant shall contain less than 5,000 square feet of contiguous rentable area, Landlord shall have the right to either increase the size of the Expansion Space to include all the remaining portion of such floor, or to reduce the size of the Expansion Space so that the remaining portion of such floor not leased by Tenant shall contain at least 5,000 square feet of contiguous rentable area; and (iii) any Expansion Space Tenant so elects to lease shall become a part of the Leased Premises upon the delivery thereof to Tenant (whether in one or two increments) and Tenant shall be obligated to commence the payment of Annual Rent and.

     Additional rent thereon in accordance with subparagraph (e) below.

     (c) Any reference to "square feet of contiguous rentable area" shall mean space on any floor which is contiguous to space then leased by Tenant on such floor and/or space on another floor which is directly above or directly below at least a portion of other space then leased by Tenant. The location and configuration of the Expansion Space shall be determined by Landlord, provided that such Expansion Space which does not comprise a full floor of the Building shall be configured in a manner that is practicable for Tenant's intended use thereof and shall have independent corridor access to the rest rooms, elevator and elevator lobby area on such floor.

     (d) Tenant hereby acknowledges and agrees that any Expansion Space which is leased by Tenant under an Expansion Option in accordance with this Article and which was improved for occupancy in any way and for any tenant prior to the commencement of Tenant's leasing of such Expansion Space shall be delivered to Tenant for occupancy hereunder in an "as is" condition (but free of all tenants and occupants) and shall be accepted as such by Tenant. With respect to any Expansion Space which is leased by Tenant under an Expansion Option in accordance with this Article which has not been improved for occupancy for any tenant, Landlord shall (i) either furnish, or provide an allowance equal to the cost of furnishing, the Building Standard improvements described in Article III of the Workletter, plus (ii) furnish Tenant with a one-time allowance for the construction of the leasehold improvements desired by Tenant in an amount equal to the product obtained by multiplying (x) the number of rentable square feet in the Expansion Space times (y) the dollar amount set forth in clause (x) of
Section 4.06 hereof. All costs and expenses in constructing and installing the improvements desired by Tenant in the Expansion Space not included with or covered by Landlord's work or the allowance set forth herein shall be the sole responsibility of Tenant. The allowance payable by Landlord to Tenant for construction of the leasehold improvements in the Expansion Space shall be paid by Landlord to Tenant at the times and in the same manner and upon the same terms and conditions as set forth in Section 4.06 of this Lease.

     (e) Annual Rent for the Expansion Space which is leased by Tenant under the First Expansion Option and under the Second Expansion Option in accordance with this Article shall be calculated at the same rental rate and shall be subject to the same adjustments as for other portions of the Leased Premises as provided in Section 3.01 of this Lease. Tenant shall be obligated to commence the payment of Annual Rent and Additional Rent for each increment on the earlier of (i) the date which is four (4) months after the delivery of such Expansion Space (or increment thereof) by Landlord to Tenant for the construction by Tenant of its leasehold improvements in the Expansion Space, or (ii) the date Tenant takes occupancy of the Expansion Space for business purposes.

     (f) Landlord shall not be liable for failure to deliver possession to Tenant of any space covered by an Expansion Option or any part thereof by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease, nor extend the term hereof. However, Landlord does covenant that it will use reasonable diligence to deliver possession of all space covered by an Expansion Option to Tenant upon the respective dates above-described and Landlord shall pay to Tenant any holdover rentals collected by Landlord from such tenant or occupant to the extent they exceed the sums Tenant would have paid had such tenant or occupant not held over, less the costs incurred by Landlord in attempting to remove such holdover tenant(s). Additionally, if Tenant reasonably believes Landlord is not being diligent in its efforts to deliver possession of any Expansion Space to Tenant, Tenant shall so notify Landlord in writing, whereupon Tenant may itself bring such actions or proceedings (which must meet with Landlord's reasonable approval) necessary to deliver such possession to Tenant, but Tenant shall indemnify and hold harmless Landlord from any and all costs (including attorney's fees or costs of suit), expenses, damages or liabilities arising thereby.

     (g) The failure by Tenant to give timely the written notice described in subparagraph (a) of this Article shall constitute Tenant's decision not to exercise the respective Expansion Option and Tenant shall be considered to have given up its rights to the Expansion Space covered by said Expansion Option. If Tenant fails or elects not to lease the Expansion Space covered by an Expansion Option, Landlord shall be free to lease the same to third parties.

     (h) Upon the exercise of an Expansion Option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either, an instrument delineating and describing the portions of the floor(s) added to this Lease thereby and any then unsatisfied conditions thereto.

     (i) The term for each Expansion Space added to this Lease pursuant to the Expansion Options shall terminate when the term of this Lease for the initial Leased elects not to lease the Expansion Space covered by an Expansion option, Landlord shall be free to lease the same to third patties.

     (h) Upon the exercise of an Expansion Option pursuant to the terms hereof, Landlord and Tenant shall execute, at the request of either, an instrument delineating and describing the portions of the floor(s) added to this Lease thereby and any then unsatisfied conditions thereto.

     (i) The term for each Expansion Space added to this Lease pursuant to the Expansion Options shall terminate when the term of this Lease for the initial Leased Premises described in Section 1.01 terminates. Tenant shall renew the term of this Lease as to said Expansion Space whenever Tenant renews the term of this Lease as to the initial Leased Premises. Notwithstanding any provisions hereof to the contrary, in no event shall this Lease continue in force and effect as to any space covered by the Expansion Options beyond the termination of this Lease and any renewals and extensions thereof as to said initial Leased Premises.

     (j) Tenant may not assign its Expansion options except to a permitted assignee of all of Tenant's rights under this Lease, but Tenant may sublease this space covered thereby if and to the extent permitted in Article 27.

                              ARTICLE TWENTY-TWO

                   TENANT'S SECURITY IN THE LEASED PREMISES

     Section 22.01. Limited Restrictions Against Other Tenants.  In order to
                    -------------------------------------------
protect Tenant's trade secrets and confidential information in the Leased Premises, Landlord agrees that with respect to the Building, Landlord will not lease or consent to any lease, sublease or consent to the assignment of any lease or sublease to any person, firm or corporation which, as a major part of its business (1) leases or sells data processing equipment, or typewriting, photocopying or other products similar to the products sold by Tenant, or manufactures, leases or sells parts or supplies manufactured by Tenant for such equipment or products, or furnishes services therefor, including programming, engineering, repair or maintenance; or (2) offers training in the use, repair or application of such equipment or products or any of them or provides consulting services or advice in the use or application of such equipment or products, or is in the data processing service business. If Landlord is prohibited from lawfully performing the agreements set forth in this Section 22.01 by any law, regulation, statute or court decision of any federal, state or other governmental agency or authority or of any court, then Landlord shall not be required to perform the agreements in this Section 22.01, and Landlord shall not be deemed to be in default under this Lease for failure to perform or abide by the agreements in this Section 22.01, nor shall Landlord be responsible or liable to Tenant for any damages or otherwise. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any and all loss, cost, damage or expense (including, without limitation, all attorneys' fees and costs of litigation) ever suffered or incurred by Landlord arising from, resulting from, or i-n any manner connected with a claim or assertion by a third party that the agreements of Landlord in this Section 22.01 are unlawful or unenforceable, or both.

     Section 22.02. Inclusion of Restriction in Other Leases and Subleases.
                    -------------------------------------------------------
Landlord shall be bound by the foregoing prohibitions, but Landlord shall not be obligated to include the foregoing prohibition in any tenant leases and subleases covering space in the Building to which this Article is applicable.

     Section 22.03. Advance Consultation with Tenant.  Landlord shall consult
                    ---------------------------------
with Tenant before refusing any prospective tenant, subtenant or assignee or making any commitment which may violate this Article.

     Section 22.04. Inapplicability.  Notwithstanding the foregoing, this
                    ----------------
Article shall not apply during any portion of the term of this Lease that International Business Machines Corporation or any affiliate thereof is the Landlord or a partner of Landlord or an affiliate of Landlord. This Article shall also not apply to any lease entered into while International Business Machines Corporation or any affiliate thereof is the Landlord or a partner of Landlord. For purposes of this Article 22, an "affiliate" shall mean any Person owning directly or indirectly more than 5% of the issued and outstanding stock of, or more than a 5% beneficial interest in, the party in question. "Person" shall mean an individual, partnership, corporation, trust, firm or other entity.

                             ARTICLE TWENTY-THREE

                              FIRST REFUSAL SALE

     Section 23.01 Sale of the Building.  (a) Landlord shall have the right from
                   ---------------------
time to time to submit to Tenant one or more names of prospective purchasers or transferees of an interest in the Building and/or Land and to request Tenant to approve or reject the identity of such proposed purchaser or transferee. Tenant agrees to respond to Landlord within five (5) business days after receipt of such request from Landlord. In the event Tenant fails to so respond within such five (5) business day period, Tenant shall be deemed to have approved the identity of such prospective purchaser and/or transferee.

     (b) If at any time after the execution of this Lease Landlord desires to sell or transfer the Building and/or the Land or an interest therein Landlord shall notify Tenant of the terms of sale or transfer which would be acceptable to Landlord, and Tenant shall have the right to purchase such property for the consideration and other terms stated in Landlord's notice. Tenant shall exercise such right, if at all, within thirty (30) days after receipt of the notice from Landlord given pursuant to this subsection (b). Should Tenant fail to exercise this right, Landlord shall, upon the expiration of said thirty (30) day period and subject to the right of Tenant to reject the purchaser or transferee and purchase the property as provided in subsection (c) below, be thereafter free to consummate a sale or transfer to any party for any consideration and upon any terms, so long as such consideration shall be equal to or more than the consideration set forth in Landlord's notice and the other terms of such sale or transfer shall be no less favorable to Landlord.

     (c) Prior to any such sale or transfer, if the identity of the prospective purchaser or transferee has not previously been approved by Tenant, Landlord shall notify Tenant of the identity of the purchaser or transferee, the amount of the consideration and the other terms of the sale or transfer. Tenant shall have five (5) business days after Tenant's receipt of the notice given by Landlord under this subsection (c) to either approve or reject the identity of such proposed purchaser or transferee. Whether Tenant approves or rejects the proposed purchaser of transferee, if the consideration to be paid to Landlord shall be less than the consideration set forth in the most recent notice given by Landlord pursuant to subsection (b) above, or if the other terms of such sale are less favorable to Landlord when compared to such notice, Tenant shall have the right to purchase the property for the consideration and other terms stated in the Landlord's notice. Tenant must exercise such right, if at all, within thirty (30) days after receipt of the notice from Landlord given pursuant to this subsection (c). If Tenant approves the identity of the prospective purchaser or transferee, and if the consideration to be paid to Landlord shall be equal to or more than the consideration set forth in the notice given by Landlord pursuant to subsection (b) above, and the other terms of such sale or transfer are no less favorable to Landlord when compared to such notice, Tenant shall have no right to acquire the property. If Tenant rejects the proposed purchaser or transferee, and if the consideration to be paid to Landlord shall be equal to or more than the consideration set forth in the most recent notice given by Landlord pursuant to subsection (b) above, and the other terms of such sale or transfer shall be no less favorable to Landlord than the terms set forth in such most recent notice to Tenant under subsection (b) above, Tenant shall have the right to purchase such property for the consideration and other terms set forth in the notice given by Landlord to Tenant under this subsection (c), provided that Tenant shall pay to Landlord, in cash at the closing, in addition to the other consideration payable to Landlord, an amount equal to one percent (1%) of the total consideration payable to Landlord from such sale or transfer. Tenant shall exercise such right under the preceding sentence, if at all, by giving Landlord written notice of such exercise within ten (10) days after receipt of the notice from Landlord given pursuant to this subsection (c). If Tenant shall fail to exercise such right, Landlord shall, upon the expiration of such ten (10) day period, be thereafter free to consummate such sale or transfer to such party.

     (d) If any sale or transfer is not consummated by Landlord after following the procedure set forth in this Article, the rights granted to Tenant in this Article shall remain in effect. If Landlord shall sell or transfer such property after a failure of Tenant to exercise its rights hereunder, such sale or transfer shall be subject to the provisions of this Lease including, without limitation, this right of first refusal.

     Section 23.02. Changes in Landlord's Entity.  Without limitation, this
                    ----------------------------
restriction on the sale or transfer of the Building and/or the Land shall apply with equal force to the sale, assignment or transfer, by operation of law or otherwise, of the majority of stock or voting rights in Landlord's corporation, or the change in the membership of Landlord's partnership as constituted as of the date hereof, or one or more sales or transfers by operation of law or otherwise, or creation of new stock by which an aggregate of more than 50% of Landlord's stock shall be vested in a party or parties who are non-stockholders as of the date hereof.

     Section 23.03. Mortgagee Exemption.  This Article shall not apply in the
                    --------------------
event of a sale or transfer of the Building and/or the Land or any interest therein in connection with the foreclosure of any mortgage or deed to secure debt covering the Building or Land or leasehold interest therein; provided, however, that the restrictions contained in this Article shall bind the Landlord's heirs, executors, distributees, representatives, successors, assigns, transferees and grantees other than the first mortgagee, and any successor or assignee, of the first mortgagee.

     Sections 23.04. Other Exemptions.  This Article 23 shall not apply to any
                     -----------------
transfer by Landlord during any period of time that International Business Machines Corporation or any affiliate thereof is the Landlord or a partner of Landlord; to any transfer by reason of the death of any person having an interest in Landlord; to conveyances among parties having an interest in Landlord on the date hereof or conveyances to the spouses or children of those persons having an interest in Landlord; to a sale lease-back transaction or any other financing arrangement whereby the Landlord or an affiliated party continues to have an interest in the Building or Land; or to a sale or transfer (which involves the transfer of title) as a part of any financing for the Building, the Land or other improvements on the Land to an institutional lender; or to a sale or transfer to a related or affiliated party. For the purposes of this Article

23, an "affiliate" shall mean a Person owning directly or indirectly more than 5% of the issued and outstanding stock of, or more than a 5% beneficial interest in, the party in question. For purposes of this Article 23, a related or affiliated party shall mean a Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Landlord. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, fifty-one percent (51%) or more of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. "Person" shall mean individual, partnership, trust, corporation, firm, or other entity.

                              ARTICLE TWENTY-FOUR

                                    DEFAULT

     Section 24.01. Default by Tenant.  If Tenant shall default in the payment
                    ------------------
of Annual Rent or Additional Rent and such default shall continue for fifteen
(15) days after notice thereof from Landlord or if Tenant shall default in the performance of any of its other obligations under this Lease and if such default shall continue for thirty (30) days after notice thereof from Landlord specifying in what manner Tenant has defaulted (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Tenant commences to cure such default within the initial thirty (30) day period and proceeds diligently thereafter to effect such cure) Landlord may (i) cure such default and any costs and expenses incurred by Landlord therefor shall be deemed Additional Rent payable on demand or (ii) enter the Leased Premises without terminating the Lease and repossess the same and expel Tenant and those claiming under Tenant, without being liable to prosecution or any claim for damages therefor, and relet the Leased Premises as the agent of the Tenant, and receive the rental therefor, and the Tenant shall pay the Landlord any deficiency that may arise by reason of such reletting, on demand at any time and from time to time at the office of Landlord, or (iii) terminate this Lease by written notice at once or at any time thereafter so long as any default remains uncured, in which event Tenant shall immediately surrender the Leased Premises to Landlord, but if Tenant fails to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rental or damages for breach of contract, enter upon the Leased Premises and expel or remove Tenant and its personalty, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such Lease termination, whether through inability to relet the Leased Premises, or through decrease in rentals, or otherwise.

     Ten (10) days of the resolution of such dispute. Tenant and Landlord shall proceed diligently to resolve any such dispute by agreement or arbitration in accordance with Article 38 or otherwise. Any amount determined to be payable hereunder shall be paid together with interest from the date same was first due hereunder at the rate set forth in Section 39.09 hereof.

     Section 24.03. Default by Landlord.  If Landlord defaults in the
                    --------------------
performance or observance of any provision of this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has defaulted and if such default shall not be cured by Landlord within the period of time provided for elsewhere in this Lease, and otherwise within thirty (30) days after the delivery of such notice (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure such default within the thirty (30) day period and proceeds diligently thereafter to effect such cure) Tenant may cure such default and
invoice Landlord for costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) incurred by Tenant therefor, and Landlord shall reimburse Tenant within thirty (30) days following receipt of such invoice and the data supporting the sum requested.

                              ARTICLE TWENTY-FIVE

                                   HOLDOVER

     If Tenant remains in the Leased Premises beyond the expiration or earlier termination of the term of this Lease, such holding over in itself shall not constitute renewal or extension of this Lease but in such event, a tenancy from month to month shall arise at one and one-half times the then Annual Rent and Additional Rent. if Tenant fails to surrender the Leased Premises and the Leased Premises have been committed to another tenant upon the termination of this Lease, then Tenant shall, in addition to any other liabilities to Landlord accruing therefrom, indemnify and hold Landlord harmless from any loss and liability resulting from claims made by such succeeding tenant founded on such failure.

                              ARTICLE TWENTY-SIX

                                    NOTICES

     Section 26.01  Notices to Landlord or Tenant.  Any notice, request,
                    -----------------------------
communication or demand under this Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, given or served personally or by registered or certified mail (return receipt requested) and deposited in the United States general or branch post office or express mail. Any notice, request, communication or demand by the Tenant to Landlord shall be addressed to Landlord at Suite 1600, 2500 Windy Ridge Parkway, Marietta, Georgia 30067, until otherwise directed in writing by Landlord and, if requested in writing by Landlord, given or served simultaneously to Landlord's first mortgagee at the address specified in such request. Any notice, request, communication or demand by Landlord to Tenant shall be addressed to Tenant's Administration Manager at the Leased Premises with copies addressed simultaneously to Tenant, attention of the Division Counsel, Real Estate and Construction Division, Building 1, 4-B-13, 208 Harbor Drive, P. 0. Box 10501, Stamford, Connecticut 06904-2501 and to the Regional Manager, IBM, Suite 400, 2580 Cumberland Parkway, Atlanta, Georgia 30339, until otherwise directed in writing by Tenant. Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

                             ARTICLE TWENTY-SEVEN

                           ASSIGNMENT AND SUBLETTING

     Section 27.01. Assignment or Sublease to Subsidiary or Affiliate.  Tenant
                    --------------------------------------------------
may assign this Lease or sublet all or any part of the Leased Premises at any time during the term of this Lease, without the consent of Landlord, to a subsidiary or affiliate of Tenant or an entity created by merger by Tenant and another corporation.

     Section 27.02. Assignment or Sublease to a Third Party.  (a) Subject to
                    ----------------------------------------
Section 27.01, if Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice (which shall specify the proposed duration of said proposed sublease or assignment) of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to suspend this Lease as to that portion of the space proposed to be subject to such assignment or subletting as of the date and for the duration so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during said suspension (but after said suspension, the affected portion of the Leased Premises shall be returned to Tenant in the condition that existed immediately prior to such suspension, subject to normal wear and tear and minor changes, alterations and additions, and Tenant shall once again become fully liable as to the applicable space), or (ii) to terminate this Lease as to that portion of the space proposed to be subject to such assignment or subletting as of the date specified by Tenant in its notice, in which event all rights and obligations of Tenant as to such space shall be terminated as of such date, or (iii) to permit Tenant to assign this Lease or sublet such space for the duration so specified by Tenant in its notice. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Each sublessee or assignee shall fully observe all covenants of this Lease, including without limitation, the provisions of Section 8.01 of this Lease, and no consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under Section 8.01. No assignment or subletting shall relieve Tenant of any of Tenant's obligations under this Lease, and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions hereof on the Tenant's part to be performed. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this
Section 27.02 shall be void. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by a sublessee or assignee of Tenant shall be subject to the provisions of this Section 27.02 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 27.02 shall be deemed to include prohibition against Tenant's mortgaging its leasehold estate, as well as against an assignment or sublease which may occur by operation of law.

     (b) The Landlord agrees that if the Tenant assigns this Lease and the assignee defaults, any applicable notice required pursuant to the terms of this Lease shall also be sent to the Tenant. If the assignee fails to cure such default within the applicable grace period provided herein, Tenant shall have an additional ten (10) days, in the case of monetary defaults, or thirty (30) days, in the case of non-monetary defaults, in which to cure the assignee's default and recover possession of the Leased Premises.

     (c) No assignment of this Lease or subletting of the Leased Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement in recordable form, executed by Tenant and the proposed assignee or subtenant, as the case may be, wherein and whereby any assignee assumes due performance of this Lease to be done and performed for the balance then remaining in the term of this Lease, and any subtenant acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such subtenant agrees to recognize and attorn to Landlord in the event that Landlord elects to continue such sublease.

                             ARTICLE TWENTY-EIGHT

                         EQUAL EMPLOYMENT OPPORTUNITY

     There are incorporated in this Lease the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunities and the rules and regulations issued pursuant thereto with which the Landlord represents that it will comply unless exempted.

                              ARTICLE TWENTY-NINE

                                QUIET ENJOYMENT

     Landlord's Covenant of Quiet Enjoyment.  Provided Tenant performs the
     ---------------------------------------
terms, conditions and covenants of this Lease, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Leased Premises, the Common Building Facilities and Building Parking Area for the term of this Lease, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

                                ARTICLE THIRTY

                                  NON-WAIVER

     Non-Waiver by Either Party.  (a) Failure by either party to complain of any
     ---------------------------
action, non-action or default of the other party shall not constitute a waiver of the aggrieved party's rights hereunder. Waiver by either party of any right for any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or for any other default, past, present or future.

     (b) The acceptance of possession of the Leased Premises by the Tenant shall not be deemed a waiver of any of the obligations under this Lease to be performed by Landlord.

                              ARTICLE THIRTY-ONE

                              PARTIAL INVALIDITY

     Severability Clause.  If any term, covenant or condition of this Lease, or
     --------------------
the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such term, covenant or condition to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

                              ARTICLE THIRTY-TWO

                             RULES AND REGULATIONS

     Section 32.01. Tenant's Obligation.  Tenant shall abide by and observe the
                    --------------------
rules and regulations attached hereto as Exhibit H, as well as such other reasonable rules and regulations as may be promulgated from time to time by Landlord (hereinafter called Rules and Regulations) which Rules and Regulations are necessary for the safety, reputation, care and appearance of the Building, Building

Parking Area and Land, or the preservation of good order therein or the operation and maintenance of the Building and Building Parking Area or equipment therein.

     Section 32.02. Standards Applicable to Landlord.  Landlord shall (a) not
                    ---------------------------------
discriminate against Tenant in enforcing the Rules and Regulations; and (b) exercise its judgment in good faith in any instance when the exercise of Landlord's judgment under the Rules and Regulations is required.

     Section 32.03. Landlord's Enforcement.  Landlord shall use its best efforts
                    -----------------------
to obtain compliance by all tenants and other occupants in the Building with the Rules and Regulations, but Landlord may permit reasonable waivers with respect to other parties so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business in the Leased Premises or violate any rights granted to Tenant under this Lease.

     Section 32.04. Conflict.  If there is a conflict or ambiguity created by
                    ---------
the provisions of this Lease and the Rules and Regulations the provisions of this Lease shall control and be binding on the parties.

                             ARTICLE THIRTY-THREE

                             ESTOPPEL CERTIFICATES

     Section 33.01. Tenant's Estoppel Certificate.  Tenant agrees, at any time
                    ------------------------------
and from time to time, upon not less than fifteen (15) business days' prior notice from Landlord, to execute, acknowledge and deliver to Landlord or Landlord's mortgagee a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (2) whether or not the term has commenced and if so stating the dates to which the Annual Rent and Additional Rent hereunder have been paid by Tenant; (3) stating whether or not Tenant has knowledge that Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if Tenant has knowledge of such a default, specifying each such default; (4) stating the address to which notices to Tenant shall be sent; and
(5) stating such other matters as Landlord may reasonably request.

     Section 33.02. Landlord's Estoppel Certificate.  Prior to commencement of
                    --------------------------------
or during the term of this Lease Landlord shall, if requested by Tenant, deliver an estoppel certificate to Tenant or a person designated by Tenant, in the substance and form described in Section 33.01., relative to the status of this Lease and/or any ground lease, underlying lease and/or mortgage encumbering the Building, Building Parking Area or Land.

                              ARTICLE THIRTY-FOUR

                             EXAMINATION OF LEASE

     The submission of this document for examination, negotiation and signature does not constitute an offer to lease, or a reservation of or option for the Leased Premises and this document shall not be binding and in effect until at least one counterpart, duly executed by authorized persons of Landlord and Tenant, has been delivered to each party hereto.

                              ARTICLE THIRTY-FIVE

                                 COUNTERPARTS

     This Lease has been executed in several counterparts, all of which constitute one and the same instrument.

                              ARTICLE THIRTY-SIX

                                    ANTENNA

     Tenant's Right to Install Antenna.  (a) Upon receipt of prior written
     ----------------------------------
approval of Landlord, which approval shall not be unreasonably withheld or delayed, Tenant may install, and once installed modify, a microwave, satellite or other antenna communications system in a location within Wildwood Office Park designated by Landlord and reasonably approved by Tenant for use in connection with Tenant's business in the Leased Premises. Tenant shall furnish detailed plans and specifications for such system (or modification) to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Upon approval, such system shall be installed, at Tenant's expense (including the expense of any approved alterations to the Building reasonably required by Landlord as a result thereof), by a contractor selected in the manner agreed to in Section 13.04. The antenna system shall include the use of a four (4) inch sleeve at each telephone equipment room as required to bring Tenant's electrical wiring from the location of such system to the Leased Premises. Tenant shall have access to the location of such system and Tenant's equipment relating to such system at all times throughout the term of this Lease. Tenant shall be responsible for procuring whatever licenses or permits may be required for the use of such system or operation of any equipment served thereby, and Landlord makes no warranties whatsoever as to the permissibility of such a system under applicable laws.

     (b) Tenant agrees that Tenant's antenna system shall not constitute a nuisance or unreasonably interfere with the operations of Landlord or other tenants occupying the Building or Wildwood Office Park. Landlord agrees that it will not permit the installation of an antenna on the roof of the Building by any person or entity other than Tenant without Tenant's prior written approval, which approval shall not be unreasonably withheld; provided that Tenant may withhold such approval where the installation and/or operation of such other antenna would interfere with the operation of Tenant's antenna system.

                             ARTICLE THIRTY-SEVEN

                                    BROKER

     The parties warrant and represent to each other that no broker, commissioned agent, real estate agent or salesman has participated in the negotiation of this Lease, its procurement or in the procurement of Landlord and Tenant and that no such person, firm, corporation or other entity is or shall be entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner. Tenant shall defend and save harmless Landlord from and against any claim which may be asserted against Landlord by any broker in connection with this transaction, and shall reimburse Landlord for reasonable expenses, losses, costs and damages (including attorneys' fees and court costs) incurred by Landlord in connection with such claim, provided the claim arises out of conversations or dealings between Tenant and such broker. Landlord shall defend and save harmless Tenant from and against any claim which may be asserted against Tenant by any broker in connection with this transaction, and shall reimburse Tenant for reasonable expenses, losses, costs and damages (including attorneys' fees and court costs) incurred by Tenant in connection with such claim, or claim of any other broker, provided the claim arises out of conversations or dealings between Landlord and such broker. This Article shall survive the expiration or earlier termination of this Lease.

                             ARTICLE THIRTY-EIGHT

                                  ARBITRATION

     Section 38.01. Arbitration.  (a) Whenever in this Lease it is provided that
                    ------------
a dispute may be or shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. All proceedings shall be conducted according to the Rules of The American Arbitration Association except as hereinafter provided. No action at law or equity in connection with any such disputes shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article.

     (b) All disputes subject to arbitration in accordance with this Article shall be raised by notice to the other party hereto, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title to the provisions of this Lease alleged to give rise to the dispute. Such notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in such notice, the other party hereto against whom relief is sought shall have the right to demand arbitration under this Article within five (5) business days after such notice is received. Unless one of the parties thus demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the demand or dispute in question.

     (c) Tenant and Landlord shall mutually and promptly select a person who has had substantial experience in commercial real estate matters in the area of the alleged dispute to act as arbitrator hereunder. If a selection is not made within thirty (30) days after a demand for arbitration is made, the arbitrator shall, upon the request of either party, be appointed by The American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in the City of Atlanta, Georgia.

     (d) During any arbitration proceedings pursuant to this Article, the parties hereto shall continue to perform and discharge all their respective obligations under this Lease.

     (e) In determining any controversy or dispute the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease, but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The rights and obligations of Landlord and Tenant to submit a dispute to arbitration is limited to issues agreed in this Lease to be submitted to arbitration.

                              ARTICLE THIRTY-NINE

                                 MISCELLANEOUS

     Section 39.01. Lease Is Not Strictly Construed.  This Lease shall be
                    --------------------------------
strictly construed neither against Landlord nor Tenant.

     Section 39.02. No Exclusive Remedies.  No remedy or election given by any
                    ----------------------
provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies in law or equity which either party may have arising out of the default of the other party and failure to cure such default within the applicable grace period.

     Section 39.03. Intentionally Omitted.
                    ----------------------

     Section 39.04. Tenant's Rights to Deal with Its Own Contractors and
                    ----------------------------------------------------
Suppliers.  Except as otherwise specifically set forth in this Lease and subject
----------
to the Rules and Regulations, Landlord hereby covenants that Tenant may deal with any person, firm or corporation for services, including food and vending services, supplies, materials, labor, equipment, transportation, tools, machinery and any other similar or dissimilar services or items in connection with the use and occupation of the Leased Premises and any work performed by Tenant therein.

     Section 39.05. Governing Law.  This Lease shall be governed in all respects
                    --------------
by the laws of the State in which the Building is located.

     Section 39.06. Non-Disclosure of Lease.  (a) Landlord shall keep the terms
                    ------------------------
of this Lease in confidence at all times and shall not publish or disclose the same except as permitted by Article 40.

     (b) This Section shall not apply to disclosures that must be made by Landlord to secure mortgage financing or in connection with a sale or transfer of an interest in the Building or Land or in Landlord.

     Section 39.07. Exculpation.  Tenant shall look solely to Landlord's estate
                    ------------
and interest in the Land and Building and the rentals therefrom for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, subject, however, to the prior rights of any mortgagee, and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Leased Premises or any other liability of Landlord to Tenant.

     Section 39.08. Time of Essence.  Time is of the essence of this Lease.
                    ----------------
Whenever a certain day is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

     Section 39.09. Late Charges.  Any Annual Rent, Additional Rent and other
                    -------------
amounts payable to Landlord under this Lease shall incur interest at the rate of twelve percent (12%) per annum from and after the due date for such payment, if not paid, in the case of Annual Rent and of Additional Rent payable under
Section 3.04 hereof, within fifteen (15) days after notice from Landlord of the non-payment thereof, and in the case of other Additional Rent and other amounts due hereunder, within thirty (30) days after receipt by Tenant of invoices from Landlord therefor. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

     Section 39.10. Attorney's Fees. In the event any action or proceeding is
                    ---------------
commenced by Landlord or Tenant to enforce the terms and provisions of this Lease, the non-prevailing party shall pay the reasonable attorney's fees and court costs incurred by the other party.

                                 ARTICLE FORTY

                              MEMORANDUM OF LEASE

     This Lease shall not be recorded by either Landlord or Tenant. If requested by Landlord or Tenant, the parties shall execute a memorandum of this Lease for recording purposes in a form reasonable acceptable to Tenant and Landlord and the requesting party shall pay all costs of recording.

                               ARTICLE FORTY-ONE

                               BINDING AGREEMENT

     This Lease shall bind and inure to the benefit of the parties thereto and their respective executors, distributees, heirs, representatives, successors and permitted assigns.

                               ARTICLE FORTY-TWO

                               ENTIRE AGREEMENT

     This Lease contains the entire agreement of the parties and may not be modified except by an instrument in writing which is signed by both parties.

     IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto as of the day and year first above written.


                                   LANDLORD:

                                   WILDWOOD ASSOCIATES, a Georgia
                                   general partnership
                                   By:  Cousins Properties Incorporated,
                                        Managing General Partner
WITNESSES

/s/ R. Walter Osborne              By: /s/ Robert P. Hayes
------------------------               -----------------------------------------
/s/ Kathleen A. Bobinski           Title:  Senior Vice President
------------------------

                                   TENANT:

                                   INTERNATIONAL BUSINESS MACHINES
                                   CORPORATION

/s/ J. Wolfen                      By: /s/ A. J. Hedge, Jr.
------------------------               -----------------------------------------
/s/ Kenneth M. Hill [sp]           Title: IBM Vice President and President,
------------------------
                                          Real Estate and Construction Division

                             SUPPLEMENTAL AGREEMENT
                             ----------------------

     To the Lease dated as of the 31st day of July, 1987, made by and between WILDWOOD ASSOCIATES, as Landlord, and INTERNATIONAL BUSINESS MACHINES CORPORATION, as Tenant.

     By this Supplemental Agreement dated as of the 1st day of May, 1988, the parties to the Lease agree as follows with respect to the Lease Premises located at 2300 Windy Ridge Parkway, Marietta, Georgia:

     1. The improvements required to be constructed and finished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by Landlord and accepted by Tenant, subject to latent defects.

     2.  The Lease Premises have been delivered to and accepted by Tenant.

     3. The Rental Commencement Date of the Leased Premises is the 1st day of January, 1988, and the expiration date is the 31st day of December, 2002, subject, however, to the terms and provisions of the Lease. Tenant has commenced to pay Annual Rent under the Lease as of May 1, 1988. Such initial Annual Rent is calculated at the ______________________________ square foot for the office space and ____________ feet for the Storage Area.

     4. The Leased Premises contain 224,427 rentable square feet for office space and 1,390 usable square feet of storage area on the basement level.

     5.  The Building consists of 618,540 rentable square feet.

     6.  The term "Tenant's Share" shall initially mean 36.28%.

     IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the date set forth above.
Landlord:

WILDWOOD ASSOCIATES, a general partnership

By:  Cousins Properties Incorporated,
     Managing General Partner

By:    /s/ Robert P. Hays
     -------------------------------------
       Senior Vice President

Tenant:

INTERNATIONAL BUSINESS MACHINES
CORPORATION

By:           /s/ J.R. Mayo
       -------------------------------
       J. R. Mayo

Title: Manager of Business Analysis
       Real Estate and Construction

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     THIS FIRST AMENDMENT TO LEASE ("Amendment"), is made the 10th day of November, 1987 between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at Suite 1600, 2500 Windy Ridge Parkway, Marietta, Georgia 30067, hereinafter called "Landlord," and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant."


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 31, 1987 (herein called the "Lease") with respect to the Leased Premises (as defined in the Lease) located within the Building at 2300 Windy Ridge Parkway, Marietta, Georgia; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:


     1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and of art in the Lease.

     2. Notwithstanding anything contained in Section 22.01 of the Lease to the contrary, Landlord shall not be deemed to be in default under the Lease for failure to perform or abide by the agreements in Section 22.01, nor shall Landlord be responsible or liable to Tenant for any damages or otherwise, as a result of (a) the transfer or assignment of any lease in the Building (whether with or without the consent of Landlord) in connection with a merger, consolidation or reorganization of the tenant under such lease or in connection with the transfer to a third party of corporate stock or partnership interests of a tenant under such lease or in connection with the sale to a purchaser of all or substantially all of the assets of a tenant under such lease, or (b) the acquisition by a tenant of the Building of a business of the nature described in clauses (1) and (2) of Section 22.01, whether such acquisition is of stock, partnership interests, assets or otherwise.

     3. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be hereunto duly affixed as of the date and year first above written.


Signed, sealed and                           "LANDLORD"
delivered in the presence of:
                                             WILDWOOD ASSOCIATES, a
                                             Georgia general partnership
/s/ Jack S. Lahue
-------------------------------
Unofficial Witness                           By:  Cousins Properties,
                                                  Incorporated
/s/ Rosemarie Fisher                              Managing General Partner
-------------------------------
Notary Public
                                             By:  /s/ Robert P. Hayes
                                                  ----------------------------
My Commission Expires:                            Its:  Senior Vice President
       August 27, 1990
-------------------------------
                                                    [CORPORATE SEAL]
[NOTARIAL SEAL]


Signed, sealed and                           "TENANT"
delivered in the presence of:
                                             INTERNATIONAL BUSINESS
                                             MACHINES CORPORATION, a
/s/ J. Wolfen                                New York Corporation
-------------------------------
Unofficial Witness
                                             By:  /s/ Arthur J. Hedge, Jr.
                                                  ----------------------------
/s/ Robert C. Hansen                              Arthur J. Hedge, Jr.,
-------------------------------
Notary Public                                     IBM Vice President and
                                                  President, Real Estate
My Commission Expires:                            and Construction Division

                                                    [CORPORATE SEAL]
/s/ March 3, 1992
-------------------------------

[NOTARIAL SEAL]

                                 2300 BUILDING
                             WILDWOOD OFFICE PARK

                           SECOND AMENDMENT TO LEASE
                           -------------------------

     THIS SECOND AMENDMENT TO LEASE ("Amendment"), is made as of this 30th day of April, 1988 between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at 2500 Windy Ridge Parkway, Suite 1600, Marietta, Georgia 30067, hereinafter called "Landlord," and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant".


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Wildwood Associates and Tenant entered into that certain Lease dated as of July 31, 1987, as amended November 10, 1987 (herein called the "Lease") located within the Building known as the 2300 Building, Wildwood Office Park, Marietta, Georgia; and

     WHEREAS, Tenant wishes to lease certain additional space on the basement level of the Building and to correct certain space measurements in the Leased Premises; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

     1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

     2. Tenant hereby leases an additional 1,390 Useable Square Feet on the basement level of the Building as shown in red on the floor plan of the basement level attached as Exhibit "A" hereto and made a part hereof (hereinafter called the "Storage Area").

     3.  The Annual Rental for the Storage Area shall be:


     a.  __________________________________________________________________

     b.  Thereafter the Annual Rental for the Storage Area shall be as follows:

                     Annual Rental per
  Calendar Years    Useable Square Feet      Monthly Rent
  --------------    -------------------      ------------

       1989
       1990
       1991
       1992

  1993 - 1997
  1998 - 2002

If Tenant exercises its right to extend this Lease after December 31, 2002, Landlord and Tenant shall agree on a revised Annual Rental Rate for the Storage Area during the extended term(s), but if no such Annual Rental Rate is agreed to at least one month before the start of the Extended Term, then such extension shall not apply to the Storage Area and Tenant shall vacate the Storage Area on or before the expiration date of the Initial Term.

     4. Tenant shall have the right to terminate its lease of the Storage Area at any time upon six (6) months prior written notice to Landlord except that if this Lease Agreement shall expire or terminate prior to the six month notice provision, such other expiration or termination date shall prevail.

     5. Any leasehold improvements for the Storage Area shall be at the sole cost and expense of Tenant. All plans for such improvements are subject to Landlord's prior written consent and all construction work by Tenant shall be in accordance with the construction work rules set forth in this Lease Agreement.

     6. Landlord agrees to provide water, if any, electricity for lights and outlets to the Storage Area, but shall not provide any cleaning services to Storage Area. Tenant covenants that it shall maintain the Storage Area at its sole cost and expense in a clean, orderly, and sanitary condition and free of insects, rodents, vermin and other pests. Tenant will not permit undue accumulation of trash, rubbish and other refuse and will remove the same from the Storage Area on a regular basis and will keep such refuse in proper containers in the Storage Area until so removed from the Storage Area. Landlord shall have the right to approve the cleaning and janitorial contractor, if any, engaged by Tenant for the Storage Area, which approval shall not be unreasonably withheld. Tenant covenants that it will not store any combustible, toxic or dangerous materials in the Storage Area.


     7. The Basic Lease Information, Leased Premises, on page 1 of the Lease shall be deleted and the following paragraphs shall be inserted in lieu thereof:

               Leased Premises:  Approximately 224,427 rentable square feet as more fully shown on Exhibit "J" attached hereto and made a part hereof.

               Tenant's Share:   As of February 1, 1988, The Tenant's share of
                                 operating expenses shall be 36.28% (224,427/
                                 618,540).

     8.   Section 1.01(b)  Lease of the Premises, on page 4 of the Lease, shall
                           ----------------------
be deleted and the following paragraph shall be inserted in lieu thereof:

          (b) The Leased Premises shall mean that certain floor area of the Building containing approximately 224,427 rentable square feet as shown on Exhibit "J" attached hereto and made a part hereof (i) together with such additional space as Tenant may lease in the Building pursuant to any provisions of the Lease (when added to the Leased Premises) (ii) less such space as may be deleted from the Leased Premises pursuant to any provision of this Lease (when so deleted). The floor plans for the Building (North and South Towers) are attached hereto as Exhibit "A". The actual rentable area of the Building is approximately 618,540 square feet which square footage has been determined as set forth in section 4.02 (d). (For purposes of defining Leased Premises for the payment of Annual Rent and Extended Rent pursuant to Sections 3.01 and 3.02 and Operating Expenses pursuant to Section 3.04, the Storage Area shall be omitted).

     9. Section 3.08(a), page 15, shall be amended by deleting in the fourth line thereof the figure "614,543" and inserting in lieu thereof "618,540". In addition, the following sentence shall be added at the end of such subsection:

          "Effective February 1, 1988, the Tenant's Share shall equal 36.28%."

     10. Exhibit "A," plans for the Basement area and the Second floor are hereby deleted in their entirety and new plans for the Basement area and the Second floor, showing the space occupied by Tenant in red, copies of which are attached hereto, are inserted in lieu thereof.

     11. Exhibit "E" is hereby deleted in its entirety and a new Exhibit "E," a copy of which is attached hereto, is inserted in lieu thereof.

     12. There shall be added to the Lease Exhibit "J," a schedule showing Tenant's floor area in the Building, a copy of which is attached hereto and made a part hereof.

     13. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.


Signed, sealed and                      "LANDLORD"
delivered in the presence of
the undersigned this 8th day            WILDWOOD ASSOCIATES, a
of July, 1988.                          Georgia general partnership

/s/ Barbara Arogeti                     By:  Cousins Properties, Incorporated
--------------------------------
Unofficial Witness                           Managing General Partner

/s/ Kim Lawson
--------------------------------
Notary Public                           By: /s/ Robert P. Hayes
                                           ------------------------------------
                                        Its: Senior Vice President
My Commission Expires:
                                                   [CORPORATE SEAL]
     May 9, 1992
--------------------------------

[NOTARIAL SEAL]


Signed, sealed and                      "TENANT"
delivered before the undersigned
this 30th day of June, 1988.            INTERNATIONAL BUSINESS
                                        MACHINES CORPORATION, a
                                        New York Corporation
/s/ Robert C. Hanson
--------------------------------
Unofficial Witness
                                        By: /s/ J. R. Mayo
                                           ------------------------------------
                                        Its: Manager of Business Analysis
                                             Real Estate and Construction

                                 2300 BUILDING
                             WILDWOOD OFFICE PARK

                           THIRD AMENDMENT TO LEASE
                           ------------------------

     THIS THIRD AMENDMENT TO LEASE ("Amendment"), is made as of this 4th day of August, 1989 between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at 2500 Windy Ridge Parkway, Suite 1600, Marietta, Georgia, 30067, hereinafter called "Landlord", and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York, 10504, hereinafter called "Tenant".

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Wildwood Associates and Tenant entered into that certain Lease dated as of July 31, 1987, as amended November 10, 1987 and April 30, 1988 (herein called the "Lease") located within the Building known as the 2300 Building, Wildwood Office Park, Marietta, Georgia; and

     WHEREAS, Tenant wishes to lease certain additional space in the Building;
and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

     1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

     2. Tenant hereby leases an additional 78,854 Rentable Square Feet of the Building as shown in red on the floor plans attached as Exhibit "A-1" hereto and made a part hereof (hereinafter called the "Expansion Area"). The Expansion Area shall be included in the definition of Leased Premises for all purposes of this Lease when such definition would not be inconsistent with the specific reference to the Expansion Area.

     3. On the Rental Commencement Date of the Expansion Area, the initial Base Rent Rate for the Expansion Area shall be the then current applicable rate per square foot of Rentable Square Feet for the Leased Premises.

     4. The Basic Lease Information on page 1 of the Lease shall be modified by deleting the following captions and inserting in lieu thereof:

          Leased Premises:  Approximately 303,281 rentable square feet as more fully shown on Exhibit "J-1" attached hereto and made a part hereof.

           Tenant's Share:     On the Rental Commencement Date for the Expansion
                               Area, the Tenant's share of Operating Expenses shall be 49.03% (303,281 / 618,540).

           Expansion Options:  None

     5.    Section 1.01(b) Lease of the Premises, on page 4 of the Lease, shall
                           ---------------------
be deleted and the following paragraph shall be inserted in lieu thereof:

     "(b) The Leased Premises shall mean that certain floor area of the Building containing approximately 303,281 Rentable Square Feet as shown on Exhibit "J-1" attached hereto and made a part hereof (i) together with such additional space as Tenant may lease in the Building pursuant to any provisions of the Lease (when added to the Leased Premises) (ii) less such space as may be deleted from the Leased Premises pursuant to any provisions of the Lease (when so deleted). The floor plans for the Building (North and South Towers) are attached hereto as Exhibit "A". The actual rentable area of the Building is approximately 618,540 square feet which square footage has been determined as set forth in Section 4.02(d). (For purposes of defining Leased Premises for the payment of Annual Rent and Extended Rent pursuant to Sections 3.01 and 3.02 and operating Expenses pursuant to Section 3.04, the Storage Area shall be omitted)."

     6.    Section 4.02 Rental Commencement Date, a new subparagraph (e) shall
                       ------------------------
           be added at the end thereof as follows:

     "(e) As to the Expansion Area, the Rental Commencement Date, shall be the earlier of (1) December 1, 1989 or (2) the date upon which the Tenant takes possession and occupies the Expansion Area for business purposes."

     7.    Section 4.06 Tenant Allowance, the following sentence shall be added:
                        ----------------

           "As to the Expansion Area, Landlord shall furnish Tenant with a one-time allowance for construction of the leasehold improvements desired by Tenant in the amount equal to the product of ______________ times
           (y) the number of rentable square feet in the Expansion Area. All costs and expenses of constructing and installing the improvements desired by Tenant in the Expansion Area not included with or covered by the Base Building Work or the Tenant Allowance for the Expansion Area shall be the sole responsibility of Tenant. Construction of the leasehold improvements in the Expansion Area shall be governed by the terms and provisions of Exhibit "L" attached hereto and made a part hereof."

     8.    Article 21, Option for Additional Space, this Article is deleted in
                       ---------------------------
           its entirety.

     9.    Concession to Tenant:  As of the Rental Commencement Date of the
           --------------------
           Expansion Area, Landlord shall assume Tenant's obligations arising on or after that date under that certain lease agreement between Tenant and Cousins Properties Incorporated dated April 10, 1984 as amended March 15, 1987, a copy of which has been delivered to Landlord. Landlord and Tenant shall execute the Transfer and Assignment Agreement attached hereto as Exhibit "K". Tenant covenants that it will not amend or modify said lease agreement or take any actions contrary to the terms of such lease agreement after the date hereof which would increase the obligations of Landlord under such agreement after the transfer date.

     10. Attached as Exhibit "J" is a schedule showing Tenant's floor area in the Building.

     11. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.



"LANDLORD"

WILDWOOD ASSOCIATES, a
Georgia general partnership

By:  Cousins Properties Incorporated
     Managing General Partner

By:       /s/ Robert P. Hayes
     ---------------------------------------
     Its: Senior Vice President
         -----------------------------------

             [CORPORATE SEAL]

"TENANT"

INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation


By:        /s/ A. J. Hedge Jr.
     ----------------------------------------
     Its:  VP-Real Estate  and Construction
         ------------------------------------

             [CORPORATE SEAL]

                                 2300 BUILDING
                             WILDWOOD OFFICE PARK

                           FOURTH AMENDMENT TO LEASE
                           -------------------------

     THIS FOURTH AMENDMENT TO LEASE ("Amendment"), is made as of this 10th day of October, 1989 between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at 2500 Windy Ridge Parkway, Suite 1600, Marietta, Georgia 30067, hereinafter called "Landlord", and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant".

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 31, 1987, as amended November 10, 1987, April 30, 1988, and August 4, 1989 (herein called the "Lease") located within the Building known as the 2300 Building, Wildwood Office Park, Marietta, Georgia; and

     WHEREAS, Tenant wishes to lease certain additional space on the basement level of the Building; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

     12. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

     13. Tenant hereby leases an additional 1,145 Useable Square Feet on the basement level of the Building, comprising an Additional Storage Area of 745 Useable Square Feet and a 400 Useable Square Foot Receiving Office, as shown in red on the floor plan of the basement level attached as Exhibit "A" hereto and made a part hereof (hereinafter called the "Additional Storage Area and Receiving Office, where applicable").

     14.  The Annual Rental for the Additional Storage Area shall be:

          a.  ____________________________________

          b. Thereafter the Annual Rental for the Additional Storage Area shall be as follows, payable in equal monthly installments in advance:

                             Annual Rental per
          Calendar Years    Useable Square Feet      Monthly Rent
          --------------    -------------------      ------------
               1990
               1991

               1992

     15.  The Annual Rental for the Receiving Office shall be:

          a. From November 1, 1989 through December 31, 1989, _______ per square feet of useable area per year ________ payable in equal monthly installments, in advance, _____________.

          b. Thereafter, the Annual Rental for the Receiving Office shall be, payable in equal monthly installments in advance:



                               Annual Rental per
          Calendar Years      Useable Square Feet        Monthly Rent
          --------------      -------------------        ------------
               1990
               1991
               1992

     16. The Rental Commencement Date for the Additional Storage Area and the Receiving Office shall be November 1, 1989.

     17. The term for the Additional Storage Area and Receiving office shall commence November 1, 1989 and end on December 31, 1992; provided, however, Tenant shall have the right to terminate its lease of the Additional Storage Area and the Receiving Office at any time upon six
          (6) months prior written notice to Landlord except that if this Lease Agreement shall expire or terminate prior to the six month notice provision, such other expiration or termination date shall prevail. The Tenant shall have the right to extend the leased term for the additional storage and receiving office beyond December 31, 1992 for a term of up to ten (10) years at a negotiated and mutually agreeable rental rate by giving the Landlord at least six (6) months notice of its intention to extend.

     18. Any leasehold improvements for the Additional Storage Area and/or the Receiving Office shall be at the sole cost and expense of Tenant. All plans for such improvements are subject to Landlord's prior written consent and all construction work by Tenant shall be in accordance with the construction work rules set forth in this Lease Agreement.

     19. Landlord agrees to provide electricity for lights and outlets to the Additional Storage Area and the Receiving Office, but shall not provide any cleaning services to the Additional Storage Area or the Receiving office. Tenant covenants that it shall maintain the Additional Storage Area and the Receiving office at its sole cost and expense in a clean, orderly, and sanitary condition and free of insects, rodents, vermin and other pests. Tenant will not permit undue "accumulation of trash, rubbish and other refuse and will remove the same from the Additional Storage Area and the Receiving Office on a regular basis and will keep such refuse in proper containers in the Additional Storage Area and the Receiving office until so removed from the Additional Storage Area and the Receiving Office. Landlord shall have the right to approve the cleaning and janitorial contractor, if any, engaged by Tenant for the Additional Storage Area and the Receiving office, which approval shall not be unreasonably withheld. Tenant covenants that it will not store any combustible, toxic or dangerous materials in the Additional Storage Area or the Receiving office.

     20. Exhibit "A", the plan for the Basement area, is hereby deleted in its entirety and a new Exhibit "A", plan for the Basement area, showing the original storage area in green and the Additional Storage Area and the Receiving office in red, a copy of which is attached hereto, is inserted in lieu thereof.

     21. Exhibit "J-1" is hereby deleted in its entirety and a new Exhibit "J-1", a copy of which is attached hereto, is inserted in lieu thereof.

     22. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.

Signed, sealed and delivered before the           "LANDLORD"
undersigned this 12th day of October, 1989.

                                                  WILDWOOD ASSOCIATES, a
/s/ J. Durham                                     Georgia general partnership
---------------------------------------
Unofficial Witness
                                                  By: Cousins Properties Incorporated
                                                      Managing General Partner

/s/ Kim Lawson                                    By:/s/ Robert P. Hayes
----------------------------------------          --------------------------------------------------
Notary Public                                     Its: Senior Vice President

                                                       [CORPORATE SEAL]
My Commission Expires:  May 9, 1992

       [NOTARIAL SEAL]

Signed, sealed and delivered before the           TENANT"
undersigned this 10th day of October, 1989.
                                                  INTERNATIONAL BUSINESS MACHINES CORPORATION, a New
                                                  York corporation
/s/ Diane S. Ward
----------------------------------------
Unofficial Witness                                 By:/s/ B. R. Sanders
                                                   ---------------------------------------------------
                                                   Its:  Manager of Real Estate
                                                       Southeastern Region
/s/ Tally J. Maxwell
----------------------------------------
Notary Public                                      [CORPORATE SEAL]

My Commission Expires: July 31, 1993

       [NOTARIAL SEAL]



                                 2300 BUILDING
                              WILDWOOD OFFICE PARK

                            FIFTH AMENDMENT TO LEASE
                            ------------------------

     THIS FIFTH AMENDMENT TO LEASE ("Amendment"), is made as of this 7th day of November, 1989 between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at 2500 Windy Ridge Parkway, Suite 1600, Marietta, Georgia 30067, hereinafter called "Landlord", and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant".

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 31, 1987, as amended November 10, 1987, April 30, 1988, August 4, 1989 and October 10, 1989 (herein called the "Lease") located within the Building known as the 2300 Building, Wildwood Office Park, Marietta, Georgia; and

     WHEREAS, Tenant wishes to lease certain additional space in the Building;
and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

     23. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

     24. In the Third Amendment to Lease dated August 4, 1989, Tenant had agreed to lease 2,773 rentable square feet on the fifth floor, South Tower of the Building. Due to a reconfiguration of the uses needed by Tenant in the Building, that 2,773 rentable square feet of space, which as of the date hereof has not yet been improved, will be relocated to the first floor, South Tower of the Building as more fully shown on Exhibit "A" attached hereto and made a part hereof.

     25. Tenant hereby leases 11,608 Rentable Square Feet on the fifth floor, South Tower, of the Building, as shown in red on the floor plan attached as Exhibit "B" hereto and made a part hereof (hereinafter called the "Suite 575 Expansion Space"). The Suite 575 Expansion Space shall be included in the definition of Leased Premises for all purposes of this Lease when such definition would not be inconsistent with the specific reference to the Suite 575 Expansion Space.

     26. On the Rental Commencement Date of the Suite 575 Expansion Space, the initial Base Rent Rate for the Suite 575 Expansion Space shall be:

                                Annual Base Rent Rate
          Calendar Years         Rentable Square Feet       Monthly Rent
          --------------        ---------------------       ------------
               1990
               1991
               1992
               1993
               1994

     27. The term for the Suite 575 Expansion Space shall commence on the Rental Commencement Date for the 575 Expansion Space and end on December 31, 1994. The Tenant shall have the right to extend the lease term for the Suite 575 Expansion Space beyond December 31, 1994 for a term up to December 31, 2002 at a negotiated and mutually agreeable rental rate by giving the Landlord at least six (6) months advance, written notice of its intention to extend. If Landlord and Tenant cannot agree on a mutually acceptable rental rate within three
          (3) months of Landlord's receipt of Tenant's notice of its intention to extend, then such term shall not be extended and the term for the Suite 575 Expansion Space shall end on December 31, 1994 or earlier if the Lease has been earlier terminated pursuant to its terms.

     28. The Basic Lease Information on page 1 of the Lease shall be modified by deleting the following captions and inserting in lieu thereof:

          Leased Premises:   On the Rental Commencement Date for the Suite 575
                             Expansion Area, approximately 314,889 rental square feet as more fully shown on Exhibit "J-1" attached hereto and made a part hereof; provided, however, the total rentable square feet shall be adjusted if the Suite 575 Expansion Area term is not extended.

          Tenant's Share:    On the Rental Commencement Date for the Suite 575
                             Expansion Area, the Tenant's share of Operating
                             Expenses shall be 50.91% (314, 889 / 618,540);
                             provided, however the Operating Expenses percentage shall be adjusted if the Suite 575 Expansion Area term is not extended.

     29.  Section 1.01(b) Lease of the Premises, on page 4 of the Lease, shall
                          ---------------------
          be deleted and the following paragraph shall be inserted in lieu thereof effective January 1, 1990:

          "(b) The Leased Premises shall mean that certain floor area of the Building containing approximately 314,889 Rentable Square Feet as shown on Exhibit "J-1" attached hereto and made a part hereof (i) together with such additional space as Tenant may lease in the Building from time to time (when added to the Leased Premises) (ii) less such space as may be deleted from the Leased Premises pursuant to any provisions of the Lease (when so deleted). The floor plans for the Building (North and South Towers) are attached as an Exhibit to this Lease. The actual rentable area of the Building is approximately 618,540 square feet which square footage has been determined as set forth in Section 4.02(d). (For purposes of defining Leased Premises for the payment of Annual Rent and

          Extended Rent pursuant to Sections 3.01 and 3.02 and Operating Expenses pursuant to Section 3.04, the Storage Area shall be omitted)."

     30.  Section 4.02 Rental Commencement Date, a new subparagraph (f) shall be
                       ------------------------
          added at the end thereof as follows:

          "(f) As to the suite 575 Expansion Area, the Rental Commencement Date, shall be the earlier of (1) January 1, 1990 or (2) the date upon which the Tenant takes possession and occupies the Suite 575 Expansion Area for business purposes."

     31.  Section 4.06 Tenant Allowance, the following sentence shall be added:
                       ----------------

          "As to the Suite 575 Expansion Area, Landlord shall furnish Tenant with a one time allowance for construction of the leasehold improvements desired by Tenant in the amount equal to the product of
          (x) fifteen dollars ($15.00) times (y) the number of rentable square feet in the Suite 575 Expansion Area. All costs and expenses of constructing and installing the improvements desired by Tenant in the Expansion Area not included with or covered by the Base Building Work or the Tenant Allowance for the Suite 575 Expansion Area shall be the sole responsibility of Tenant. Construction of the leasehold improvements in the Suite 575 Expansion Area shall be governed by the terms and provisions of Exhibit "L" of the Lease, as attached hereto for the Suite 575 Expansion Area."

     32.  Concession to Tenant:  As to the Suite 575 Expansion Area only, Tenant
          --------------------
          shall not be required to pay any Base Rent or Additional Rent for the first three (3) months of occupancy of such space.

     33. Attached as Exhibit "J-1" is a schedule showing Tenant's floor area in the Building.

     34. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties, hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.



"LANDLORD"

WILDWOOD ASSOCIATES, a
Georgia general partnership

By:  Cousins Properties Incorporated
     Managing General Partner

By:/s/ Robert P. Hayes
   ------------------------------------
   Its:  Senior Vice President

         [CORPORATE SEAL]

"TENANT"

INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation


By:/s/ B. R. Sanders
   ------------------------------------
   Its:  Manager of Real Estate
         Southeastern Region

      [CORPORATE SEAL]

                                 2300 BUILDING
                              WILDWOOD OFFICE PARK

                            SIXTH AMENDMENT TO LEASE
                            ------------------------

     THIS SIXTH AMENDMENT TO LEASE ("Amendment"), is made as of this lst day of December, 1989, between WILDWOOD ASSOCIATES, a. Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at 2500 Windy Ridge Parkway, Suite 1600, Marietta, Georgia 30067, hereinafter called "Landlord", and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant".

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 31, 1987, as amended November 10, 1987, April 30, 1988, August 4, 1989, October 10, 1989, and November 7, 1989 (herein called the "Lease") located within the Building known as the 2300 Building, Wildwood office Park, Marietta, Georgia; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

2. Paragraph 9, Third Amendment to Lease dated August 4, 1989, shall be deleted in its entirety and the following paragraph shall be inserted in lieu thereof:

     "9.  Concession to Tenant: Commencing with the Rental Commencement Date of
          --------------------
          the Expansion Area, Landlord shall reimburse Tenant for its obligations arising on or after that date under that certain lease agreement between Tenant and Cousins Properties Incorporated dated April 10, 1984, as amended March 15, 1987, a copy of which has been delivered to Landlord. Tenant covenants that it will not amend or modify said lease agreement or take any actions contrary to the terms of such lease agreement after the date hereof which would increase the obligations under said lease agreement."


3. Exhibit K of the Third Amendment to Lease dated August 4, 1989, shall be deleted in its entirety.

4. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.


"LANDLORD"

WILDWOOD ASSOCIATES, a
Georgia general partnership

By: Cousins Properties Incorporated
    Managing General Partner

By:/s/ Robert P. Hayes
   -----------------------------------
   Its: Senior Vice President
        ---------------------

             (Corporate Seal)

"TENANT"

INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York Corporation

By: /s/ B. R. Sanders
    ----------------------------------
    Its: B. R. SANDERS
         MANAGER Of REAL ESTATE
         SOUTHEASTERN REGION

         (Corporate Seal)

                                 2300 BUILDING
                              WILDWOOD OFFICE PARK

                           SEVENTH AMENDMENT TO LEASE
                           --------------------------

     THIS SEVENTH AMENDMENT TO LEASE ("Amendment"), is made as of this 12th day of March, 1990 between WILDWOOD ASSOCIATES, a Georgia general partnership comprised of International Business Machines Corporation, a New York corporation, and Cousins Properties Incorporated, a Georgia corporation, having an office at 2500 Windy Ridge Parkway, Suite 1600, Marietta, Georgia 30067, hereinafter called "Landlord", and INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at Armonk, New York 10504, hereinafter called "Tenant".

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of July 31, 1987, as amended November 10, 1987, April 30, 1988, August 4, 1989, October 10, 1989, November 7, 1989 and December 1, 1989 (herein called the "Lease") located within the Building known as the 2300 Building, Wildwood Office Park, Marietta, Georgia; and

     WHEREAS, Tenant wishes to relocate certain space within the Building and to lease certain additional space in the Building; and

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease as herein provided.

     NOW, THEREFORE, for and in consideration of the premises, and the mutual promises contained in this Amendment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Landlord and Tenant do hereby agree as follows:

1. All terms and words of art used herein, as indicated by the initial capitalization thereof, shall have the same respective meaning designated for such terms and words of art in the Lease.

2. In the Third Amendment to Lease dated August 4, 1989, Tenant had leased 2,773 Rentable Square Feet on the fifth floor, South Tower of the Building. In the Fifth Amendment to Lease dated November 7, 1989 that space had been relocated to the first floor, South Tower of the Building. Due to a reconfiguration of the uses needed by Tenant in the Building, that 2,773 Rentable Square Feet of space, which as of the date hereof has not yet been improved, will be relocated to the second floor, South Tower of the Building as more fully shown on Exhibit "A" attached hereto and made a part hereof.

3. In addition, Tenant hereby leases an additional 155 Rentable Square Feet on the second floor, South Tower, of the Building, as shown in green on the floor plan attached as Exhibit "A" hereto and made a part hereof (hereinafter called the "Seventh Amendment Space"). The Seventh Amendment Space shall be included in the definition of Leased Premises for all purposes of this Lease when such definition would not be inconsistent with the specific reference to the Seventh Amendment Space.

4. On the Rental Commencement Date of the Seventh Amendment Space, the initial Base Rent Rate for the Seventh Amendment Space shall be the same as the then rental rate on the 2,773 Rentable Square Feet identified in paragraph 2 of this Amendment.

5. The term for the Seventh Amendment Space shall commence on the Rental Commencement Date for the Seventh Amendment Space and end on the same date as the 2,773 Rentable Square Feet identified in Paragraph 2 of this Amendment.

6. The Basic Lease Information on page 1 of the Lease shall be modified by deleting the following captions and inserting in lieu thereof:


     Leased Premises:  On the Rental Commencement Date for the Seventh Amendment
                       Space, approximately 315,044 rentable square feet as more fully shown on Exhibit "J-1" attached hereto and made a part hereof.

     Tenant's Share:   On the Rental Commencement Date for the Seventh Amendment
                       Space, the Tenant's share of Operating Expenses shall be 50.93% (315,044 618,540).

7.   Section 1.01(b) Lease of the Premises, on page 4 of the Lease, shall be
                     ----------------------
     deleted and the following paragraph shall be inserted in lieu thereof effective on the Rental Commencement Date of the Seventh Amendment Space:

     "(b) The Leased Premises shall mean that certain floor area of the Building containing approximately 315,044 Rentable Square Feet as shown on Exhibit "J-1" attached hereto and made a part hereof (i) together with such additional space as Tenant may lease in the Building from to time (when added to the Leased Premises) (ii) less such space as may be deleted from the Leased Premises pursuant to any provisions of the Lease (when so deleted). The floor plans for the Building (North and South Towers) are attached as an Exhibit to this Lease. The actual rentable area of the Building is approximately 618,540 square feet which square footage has been determined as set forth in Section 4.02(d). (For purposes of defining Leased Premises for the payment of Annual Rent and Extended Rent pursuant to Sections 3.01 and 3.02 and Operating Expenses pursuant to Section 3.04, the Storage Area shall be omitted)."


8.   Section 4.02 Rental Commencement Date, a new subparagraph (g) shall be
                  -------------------------
     added at the end thereof as follows:

     "(g) As to the Seventh Amendment Space, the Rental Commencement Date, shall be the earlier of (1) April 1, 1990 or (2) the date upon which the Tenant takes possession and occupies the Seventh Amendment Space for business purposes."

9.   Section 4.06 Tenant Allowance, the following sentence shall be added:
                  ----------------

     "As to the Seventh Amendment Space, Landlord shall furnish Tenant with a one-time allowance for construction of the leasehold improvements desired by Tenant in the amount equal to the product of (__________________________) (y) the number of rentable square feet in the

     Seventh Amendment Space. All costs and expenses of constructing and installing the improvements desired by Tenant in the Seventh Amendment Space not included with or covered by the Base Building Work or the Tenant Allowance for the Seventh Amendment Space shall be the sole responsibility of Tenant. Construction of the leasehold improvements in the Seventh Amendment Space shall be governed by the terms and provisions of Exhibit "L" of the Lease."

10. Attached as Exhibit "J-1" is a schedule showing Tenant's floor area in the Building.

11. Except as expressly modified herein, the Lease shall remain in full force and effect and, as hereby modified, is expressly ratified and confirmed by the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.


                           -Signature Page to Follow-

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and their respective seals to be affixed as of the date and year first above written.



"LANDLORD"

WILDWOOD ASSOCIATES, a
Georgia general partnership

By:  Cousins Properties Incorporated
     Managing General Partner

By: /s/ Robert P. Hayes
    ----------------------------------
    Its: Senior Vice President
         ---------------------

                (Corporate Seal)

"TENANT"

INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation

By: /s/ B. R. Sanders
    ----------------------------------
    Its: B. . Sanders

                 (Corporate Seal)